FRANCHISE AGREEMENT

                              BETWEEN

                     NEW WORLD COFFEE & BAGELS

                                AND
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   NEW WORLD COFFEE & BAGELS

   FRANCHISE AGREEMENT

   TABLE OF CONTENTS

   ARTICLE                                                     PAGE

  ARTICLE I
   GRANT OF FRANCHISE. . . . . . . . . . . . . . . . . . . . . . .2

  ARTICLE II
   DEVELOPMENT AND OPENING OF THE STORE. . . . . . . . . . . . . .3

  ARTICLE III
   PROPRIETARY MARKS AND GOODWILL. . . . . . . . . . . . . . . . .6

  ARTICLE IV
   TERM AND RENEWAL. . . . . . . . . . . . . . . . . . . . . . . .8

  ARTICLE V
   INITIAL AND CONTINUING FEES PAYABLE TO FRANCHISOR . . . . . . .9

  ARTICLE VI
   TRAINING AND COMMENCEMENT OF BUSINESS . . . . . . . . . . . . 10

  ARTICLE VII
   OBLIGATIONS OF FRANCHISOR . . . . . . . . . . . . . . . . . . 11

  ARTICLE VIII
   ADDITIONAL OBLIGATIONS AND DUTIES OF FRANCHISEE . . . . . . . 12

  ARTICLE IX
   ADVERTISING AND PROMOTIONAL ACTIVITIES. . . . . . . . . . . . 16

  ARTICLE X
   REPORTS TO FRANCHISOR . . . . . . . . . . . . . . . . . . . . 17

  ARTICLE XI
   CONFIDENTIAL OPERATIONS MANUAL. . . . . . . . . . . . . . . . 19

  ARTICLE XII
   INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . 19

  ARTICLE XIII
   RELATIONSHIP OF THE PARTIES:  INDEMNIFICATION . . . . . . . . 21

  ARTICLE XIV
   COVENANTS NOT TO COMPETE. . . . . . . . . . . . . . . . . . . 22

  ARTICLE XV
   MODIFICATION OF THE SYSTEM. . . . . . . . . . . . . . . . . . 23

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  ARTICLE XVI
   FRANCHISEE. . . . . . . . . . . . . . . . . . . . . . . . . . 24

  ARTICLE XVII
   TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . 24

  ARTICLE XVIII
   RIGHTS AND DUTIES OF THE PARTIES
   UPON EXPIRATION OR TERMINATION. . . . . . . . . . . . . . . . 27

  ARTICLE XIX
   COMMENCEMENT AND HOURS OF OPERATIONS. . . . . . . . . . . . . 28

  ARTICLE XX
   TRANSFERABILITY OF INTEREST . . . . . . . . . . . . . . . . . 28

  ARTICLE XXI
   DEATH OR INCAPACITY OF FRANCHISEE . . . . . . . . . . . . . . 32

  ARTICLE XXII
   OPERATION IN THE EVENT OF
   ABSENCE OR DISABILITY . . . . . . . . . . . . . . . . . . . . 32

  ARTICLE XXIII
   INJUNCTIVE RELIEF . . . . . . . . . . . . . . . . . . . . . . 33

  ARTICLE XXIV
   RISK OF OPERATIONS. . . . . . . . . . . . . . . . . . . . . . 33

  ARTICLE XXV
   OTHER OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . 34

  ARTICLE XXVI
   FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . . . . 34

  ARTICLE XXVII
   WAIVER OF VIOLATION OR DEFAULT. . . . . . . . . . . . . . . . 34

  ARTICLE XXVIII
   NOTICE AND TIME . . . . . . . . . . . . . . . . . . . . . . . 34

  ARTICLE XXIX
   GOVERNING LAW AND VENUE . . . . . . . . . . . . . . . . . . . 35

  ARTICLE XXX
   DISPUTE RESOLUTION. . . . . . . . . . . . . . . . . . . . . . 36

  ARTICLE XXXI
   ACKNOWLEDGMENTS . . . . . . . . . . . . . . . . . . . . . . . 37


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  ARTICLE XXXII
   ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . 37

  ARTICLE XXXIII
   JOINT AND SEVERAL OBLIGATION. . . . . . . . . . . . . . . . . 38

  ARTICLE XXXIV
   SECURITY INTEREST . . . . . . . . . . . . . . . . . . . . . . 38

  ARTICLE XXXV
   COUNTERPART; PARAGRAPH HEADINGS; PRONOUNS . . . . . . . . . . 38

  ARTICLE XXXVI
   SEVERABILITY AND CONSTRUCTION . . . . . . . . . . . . . . . . 38


            EXHIBITS:

            "A"       LOCATION AND EXCLUSIVE TERRITORY

            "B"       GUARANTY

            "C"       CONDITIONAL LEASE ASSIGNMENT PROVISIONS

            "D"       UNIT FRANCHISE OWNER DEVELOPMENT AGREEMENT

            "E"       SUBLEASE AGREEMENT

            "F"       TRANSFER OF FRANCHISE TO CORPORATION

            "G"       NON-DISCLOSURE AND NON-COMPETITION AGREEMENT

            "H"       ADDENDUM TO NEW WORLD AGREEMENT FOR A SATELLITE
                      UNIT

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   NEW WORLD COFFEE & BAGELS

   UNIT FRANCHISE AGREEMENT

       THIS FRANCHISE AGREEMENT, made this _____ day of __________________ 19__, by and between New World Coffee & Bagels, Inc. a Delaware corporation with its principal office at 379 West Broadway; New York, NY 10012 (hereinafter referred to as the "Franchisor") and residing at
   (hereinafter referred to as "Franchisee").

                             WITNESSETH:

       WHEREAS, the Franchisor franchises certain specialty food establishments, known as "New World Coffee & Bagels" stores, selling and serving proprietary coffee ("Proprietary Products"), and such non-proprietary products as salads, soups, bagels and beverage items for on-premises and carry-out consumption ("Products"). Such stores are operated under certain trademarks, service marks, logos and other commercial symbols, including without limitation "New World Coffee & Bagels" ("Marks") which are owned by Franchisor, and pursuant to certain confidential information and trade secrets. Such stores are operated with uniform formats, designs, systems, methods, specifications, standards and procedures, all of which may be improved, further developed or otherwise modified from time to time by the Franchisor ("System"); and

       WHEREAS, the Franchisor grants to persons who meet the Franchisor's qualifications and who are willing to undertake the investment and effort to establish and develop a "New World Coffee & Bagels" store franchise and to own and operate such a store, offering the Proprietary Products, Products and services approved by the Franchisor and utilizing the Franchisor's formats, designs, methods, specifications, standards, operating procedures and the Marks; and

       WHEREAS, Franchisee acknowledges that he/she has read this Agreement and the Franchisor's Offering Circular and that he/she understands and accepts the terms, conditions and covenants contained in this Agreement as being reasonably necessary to maintain the Franchisor's high standards of quality and service and the uniformity of those standards at all "New World Coffee & Bagels" stores in order to protect and preserve the goodwill of the Marks; and

       WHEREAS, Franchisee acknowledges that he/she has conducted an independent investigation of the business contemplated by this Agreement and recognizes that, like any other business, the nature of the business conducted by "New World Coffee & Bagels" stores may evolve and change over time, that an investment in a "New World Coffee & Bagels" store involves business risks and that the success of the venture is largely dependent upon the business abilities and efforts of Franchisee; and

       WHEREAS, Franchisee acknowledges that he/she has not received or relied on any representations about the franchise by the Franchisor, or its officers, directors, employees or agents, that are contrary to the statements made in the Franchisor's Offering Circular or to the terms and conditions contained herein, and further represents to the Franchisor, as an inducement to his/her entry into this Agreement, that Franchisee has made no misrepresentations in obtaining the franchise; and

       WHEREAS, Franchisee has applied for a franchise to own and operate a single "New World Coffee & Bagels" store at the premises identified in
   Article I hereof, and such application has been approved by the Franchisor in reliance upon all of the representations made therein;

       NOW, THEREFORE, for and in consideration of the premises and the mutual premises and covenants hereinafter made, Franchisor and Franchisee do hereby agree as follows:

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                             ARTICLE I

                         GRANT OF FRANCHISE

       1.1 Subject to the terms and conditions contained herein, the Franchisor hereby grants to Franchisee the right to own and operate a "New World Coffee & Bagels" store at, and only at, the premises approved by the Franchisor in accordance with the provisions of this Agreement (the "Store"), and to use the Marks in the operation thereof.

       1.2 Exhibit "A" attached hereto, requires Franchisee to approve the location of the Store within a specified geographical area (subject to the Franchisor's approval) within one hundred eighty (180) days after the date of this Agreement.

       1.3 It is agreed that the "New World Coffee & Bagels" franchise herein granted is exclusive and the Franchisor hereby covenants with Franchisee that, during the term of this Agreement and all extensions hereof, Franchisor will neither establish a company-owned, nor franchise to any third party a "New World Coffee & Bagels" franchise within Franchisee's trading area (hereinafter referred to as "Exclusive Territory").

       1.4 The franchise location set forth in Exhibit "A" or Franchisee's Exclusive Territory may not be altered or changed by the Franchisee without Franchisor's prior written approval. In the event there is such an approval, the new franchise location, and/or Exclusive Territory shall become the "Franchise Location and/or Exclusive Territory," under the terms of this Agreement.

       1.5 Franchisee hereby acknowledges Franchisor's right to develop and franchise other similar franchises or different franchise systems outside of Franchisee's Exclusive Territory without offering same to the Franchisee.

       1.6 Franchisee further acknowledges that Franchisor will have the right to sell or market its coffee and proprietary products under Franchisor's trademarks, service marks and logos on a wholesale level to institutions and supermarkets inside or outside of Franchisee's Exclusive Territory.

       1.7 Franchisee acknowledges and understands that within Franchisee's Exclusive Territory there may be in existence or there may be developed in the future, what is known as an institutional facility, which would include, without limitation, airports; hospitals; universities; schools; factories; workplace cafeterias; federal or state military bases; theaters (both movie and stage); federal, state or local government buildings and establishments; beaches, parks and other seasonal facilities; and any other such institution ("Institutional Location"). In the event Franchisor is able to sell a franchise for such Institutional Location, then it shall give Franchisee the right of first refusal to purchase the franchise for such Institutional Location. If Franchisee elects not to purchase this Institutional Location, then Franchisor shall have the right to either franchise it to a third party or retain it as a company-owned Store.

            1.7.1 Franchisee acknowledges and understands that an Institutional Location which is in existence or which may be developed in his/her Exclusive Territory may not be available as a franchise to Franchisee. Therefore, Franchisor reserves the right, in its sole discretion, to negotiate a franchise agreement with any institutional feeder, as defined herein, serving an Institutional Location, that is within Franchisee's Exclusive Territory. Institutional feeders are defined as third parties who are entitled (through ownership, license or otherwise) to operate restaurants, cafeterias, lunchrooms, dining rooms, snack bars, lounges, "snack trucks" or other species of food or beverage retail outlet whatsoever, on the premises of an Institutional Location.

       1.8 Franchisee further acknowledges that either Franchisor or its designee, may sell, on a wholesale basis, fresh or packaged products, including, but not limited to, coffee and proprietary products to customers

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   such as supermarkets, groceries, gas stations and convenience stores, within
   Franchisee's Exclusive Territory, provided, however, that such wholesale sales shall not be made to an establishment which conducts business primarily as a coffee and bagel store.

                             ARTICLE II

                DEVELOPMENT AND OPENING OF THE STORE

   Lease of Store Premises:

       2.1 Upon Franchisee's approval, Franchisee shall lease from the prime landlord or sublease from Franchisor or its designee the premises for the Store. The Franchisor shall have the right in its sole discretion, to require:

            A.   Franchisee to execute a Single Unit Development Franchise
               Owner Agreement in the form attached hereto as Exhibit "D";

            B.   Franchisee to execute Franchisor's standard sublease for such premises and sign for sublease personally, in the form attached hereto as Exhibit "E" in the event franchisor or its designee executes the lease directly from the prime landlord;

            C.   In the event Franchisor does not sublet the premises to
               Franchisee, Franchisee must conditionally assign the lease for the premises to the Franchisor (with the consent of the lessor, if required). This will be done by conditional lease assignment provisions in the form annexed to Franchise Agreement as Exhibit "C" in order to secure performance of any and all of Franchisee's obligations to the Franchisor;

            D.   The lease shall contain substantially the following
               provisions:

                 1.   "Anything contained in this lease to the contrary
                    notwithstanding, Lessor agrees that without its consent, this lease and the right, title and interest of the Lessee hereunder may be assigned by the Lessee to New World Coffee & Bagels, Inc., a Delaware corporation or its designee."

                 2.   "Lessee hereby agrees that Lessor may, upon the written
                    request of New World Coffee & Bagels, Inc., disclose to New World Coffee & Bagels, Inc., all reports, information or data in Lessor's possession respecting sales made in, upon or from the leased premises."

                 3.   "Lessor shall give written notice to New World Coffee &
                    Bagels, Inc. (concurrently with the giving of such notice to Lessee) of any default by Lessee under the lease and New World Coffee & Bagels, Inc. shall have the right,in its sole discretion, to cure any such default. Such notice shall be sent to New World Coffee & Bagels, Inc., at its New York office, or such other address as New World Coffee & Bagels, Inc. may, from time to time, specify in writing to Lessor."

       2.2 In the event the Franchisor cures any default by Franchisee under such sublease, the total amount of all costs and payments incurred by the Franchisor in effecting such cure shall be immediately due and owing by Franchisee to the Franchisor.

       2.3 Franchisee's execution of a sublease or lease for the location for his/her Store shall constitute acceptance by Franchisee of such location and site and the terms of such sublease or lease and shall constitute a waiver of

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   any claim or rights against the Franchisor relating to Franchisee's choice of such site and location and of the terms of such sublease or lease.

   Development of Store

       2.4 The Franchisor will furnish to Franchisee prototype or protostyle plans and specifications for a "New World Coffee & Bagels" Store reflecting the Franchisor's requirements for dimensions, exterior design, interior design and layout, image, building materials, fixtures, equipment, furniture, signs and decor.

       2.5 Within fifteen (15) days after signing the Single Unit Franchise Owner Development Agreement and having been furnished with the above-described plans and specifications, Franchisee shall do or cause to be done the following:

            A.   Make application for preliminary approval for all financing required to fully develop the Store;

            B.   Prepare, at Franchisee's expense, and submit to the Franchisor for approval (which approval may be granted or withheld at the Franchisor's sole discretion) any proposed modifications to the Franchisor's prototype or protostyle plans and specifications, which may be modified only to the extent necessary to comply with applicable ordinances, building codes, permit requirements and lease or deed requirements and restrictions, all such modifications being subject to prior notification to, and approval by, the Franchisor;

            C.   Obtain and pay for all required building, utility, sign,
               health, sanitation and business permits and licenses, and any other required permits and licenses;

       2.6 Within seventy-five (75) days from receipt of all permits, construct all required improvements to the premises, purchase and install all required fixtures and equipment and decorate the premises in compliance with plans and specifications approved by the Franchisor; and purchase, in accordance with the Franchisor's specifications and requirements, an opening inventory of proprietary food items, Products, ingredients and other products and supplies required for the opening of the Store.

       2.7 Upon Franchisee's written request, Franchisor shall make all arrangements for the interior build-out of the Store and for the purchase and installation of the equipment discussed in Section 2.8 below, all at Franchisee's sole cost and expense.

   Fixtures, Equipment, Furniture and Signs

       2.8 Franchisee shall use, in the construction and operations of the Store, only those brands, types or models of construction and decorating materials, fixtures, equipment, furniture and signs that the Franchisor has approved for "New World Coffee & Bagels" Stores as meeting its specifications and standards for quality, design, appearance, function and performance. Franchisee further agrees to place or display at the premises of the Store only such signs, emblems, lettering, logos and display materials that are, from time to time, approved in writing by the Franchisor. Franchisee may purchase approved types or models of construction and decorating materials, fixtures, equipment, furniture and signs from any supplier approved or designated by the Franchisor (which may include the Franchisor and/or its affiliates), which approval may not be unreasonably withheld. If Franchisee proposes to purchase any type or model of construction or decorating material, fixture, equipment, furniture or sign not then approved by the Franchisor, and/or any such items from any supplier who is not then approved by the Franchisor, Franchisee shall first notify the Franchisor in writing and shall submit to the Franchisor sufficient specifications, photographs, drawings and/or other information or samples for a determination by the Franchisor of whether such brand or type of construction or decorating material, fixture, equipment, furniture or sign complies with its specifications and standards. The Franchisor may, in its sole discretion, refuse to approve any such item(s) and/or supplier(s) that does not meet the Franchisor's standards or specifications.

   Store Opening

       2.9  Franchisee shall not open the Store for business until:

            A.   The Franchisor determines that the Store has been constructed and equipped in accordance with approved plans and specifications

            B.   Training of Franchisee and his/her manager(s) has been
               completed to the Franchisor's reasonable satisfaction;

            C.   The Initial Franchise Fee and all other amounts due to the
               Franchisor under this Agreement and any other related agreements to which he/she is a party have been paid;

            D.   The Franchisor has been furnished with copies of all insurance policies required by Article XII hereof, or such other evidence of insurance coverage as the Franchisor requests; and

            E.   Franchisor's personnel are available to assist and be present at the opening of the Store if the Franchisor, in its sole discretion, deems it necessary.

            F.   Franchisee has purchased his/her opening inventory package from the Franchisor.

       2.10 The Franchisee agrees to have the Store ready to open for business within seventy-five (75) days after receipt of all permits. Final approval by the Franchisor of the opening of the Store shall be given in writing and shall be in the Franchisor's sole discretion. Franchisee agrees to open the Store for business within seven (7) days after receipt of such written notice from Franchisor.

   Relocation of Store

       2.11 If Franchisee's lease or sublease for the premises of the Store terminates without fault of Franchisee, or if the premises are damaged, condemned or otherwise unusable, or if in the reasonable judgment of the Franchisor and Franchisee there is a change in the character of the location of the Store sufficiently detrimental to its business potential to warrant its relocation, the Franchisor shall grant permission to Franchisee for relocation of the Store to a location approved by the Franchisor which may or may not be within the Franchisee's Exclusive Territory. Any such relocation shall be at Franchisee's sole expense and the Franchisor shall have the right to charge Franchisee for costs and expenses incurred by the Franchisor in connection therewith, however, no new franchise fee will be charged. The term of this Agreement shall continue at the new location.

       2.12 Franchisee agrees that in the event of a relocation of the Store, Franchisee shall promptly remove from the first Store premises, and discontinue using for any purposes, any and all signs, fixtures, furniture, posters, furnishings, equipment, menus, advertising materials, stationery supplies, forms and other articles which display any of the Marks or any distinctive features or designs associated with "New World Coffee & Bagels" Stores. Furthermore, Franchisee shall, at his/her expense, immediately make such modifications or alterations as may be necessary to distinguish the first Store so clearly from its former appearance and from other "New World Coffee & Bagels" Stores and to prevent any possibility of confusion therewith by the public (including, without limitation, removal of all distinctive physical and structural features identifying "New World Coffee & Bagels" Stores and removal of all distinctive signs and emblems). Franchisee shall, at his/her expense, make such specific additional changes as the Franchisor may reasonably request for this purpose. If Franchisee fails to initiate immediately or complete such alterations within such period of time as the Franchisor deems appropriate, Franchisee agrees that the Franchisor or its designated agents may enter the premises of the first Store and adjacent areas at any time to make such alterations, at Franchisee's sole risk and expense, without responsibility for any actual or consequential damages to the property of Franchisee or others, and without liability for trespass or other tort or criminal act. Franchisee expressly acknowledges that his/her failure to make such alterations will cause irreparable injury to the Franchisor and consents to entry, at Franchisee's expense, of an ex-parte order by and court of competent jurisdiction authorizing the Franchisor or its agents to take such action, if the Franchisor seeks such an order. Compliance with the foregoing shall be a condition subsequent to the Franchisor's approval of any relocation request by Franchisee, and in the event complete de-identification of the former Store premises is not promptly and completely undertaken, the Franchisor may then revoke its permission for relocation and declare a default under this Agreement pursuant to Article XVII hereof.

                             ARTICLE III

                   PROPRIETARY MARKS AND GOODWILL

       3.1 When used in this Agreement, "Marks" mean the "New World Coffee & Bagels" and/or "New World Coffee & Bagels" trademark and service mark which are used to identify "New World Coffee & Bagels" Stores or Proprietary Products and to distinguish it from that of any other business, and the trademarks, service marks, trade names, logos and commercial symbols as may be designated by the Franchisor from time to time for use in connection with the System.

       3.2 Franchisee is authorized to use the Marks, goodwill and trade secrets in the operation of the "New World Coffee & Bagels" Store only at the location specified in Article I. Nothing in this Agreement shall be construed as authorizing or permitting their use at any other location or for any other purpose except as may be authorized in writing by Franchisor.

       3.3 Franchisee acknowledges that the ownership of all of the Marks, goodwill and trade secrets remains solely with Franchisor and that Franchisee shall not register or attempt to register the Marks or to assert any rights in them other than as specifically granted in this Agreement.

       3.4 At Franchisor's request, Franchisee shall assign, transfer or convey to Franchisor, in writing, all additional rights, if any, that may be acquired by Franchisee as a result of its use of Marks.

       3.5 Franchisee shall only use the Marks, logos, trade styles, color combinations, designs, signs, symbols and slogans of Franchisor, and only in the manner and to the extent specifically permitted by this Agreement or in any manuals, directives or memos (hereinafter collectively referred to as "Confidential Operations Manuals") prepared by Franchisor. Franchisee shall not use any confusingly similar Marks in connection with its franchise or any other business in which it has an interest.

       3.6 Franchisor reserves the right to approve all signs, memos, stationery, business cards, advertising material forms and all other objects and supplies using the Franchisor's Marks. All advertising, publicity, point of sale materials, signs, decorations, furnishings, equipment, or other materials employing the words "New World Coffee & Bagels" shall be in accordance with this Agreement and the Confidential Operations Manuals, and Franchisee shall obtain Franchisor's approval prior to such use.

       3.7 Franchisor reserves the right to adopt new or modified Marks at any time, following notice to Franchisee. In such event and at Franchisor's direction, Franchisee shall adopt, use and display only such new or modified Marks and shall promptly discontinue the use and display of outmoded or superseded marks.

       3.8 Upon the expiration, termination or non-renewal of this Agreement, Franchisee shall immediately cease using Franchisor's Marks, color combinations, designs, symbols or slogans; and Franchisor may cause Franchisee to execute such documents and take such action as may be necessary to evidence this fact. After the effective date of expiration, termination or non-renewal, Franchisee shall not represent or imply that he/she is associated with Franchisor. To this end, Franchisee irrevocably appoints Franchisor or its nominee, to be Franchisee's attorney-in-fact to execute, on Franchisee's behalf, any document or perform any legal act necessary to protect Franchisor's Marks from unauthorized use. Franchisee acknowledges and agrees that the unauthorized use of Franchisor's Marks will result in irreparable harm to Franchisor for which Franchisor may obtain injunctive relief, monetary damages, reasonable attorneys' fees and costs.

       3.9 Franchisee shall immediately notify Franchisor of any apparent infringement of or challenge to Franchisee's use of the Marks, or any claim, demand, or suit based upon or arising from the unauthorized use of, or any attempt by any other person, firm, or corporation to use, without authorization, or any infringement of or challenge to, any of Franchisor's Marks. Franchisee shall immediately notify Franchisor of any other litigation instituted by any person, firm, corporation or governmental entity against Franchisor or Franchisee.

       3.10 Franchisor shall undertake the defense or prosecution of any litigation concerning Franchisee that relates to any of Franchisor's Marks or that, in Franchisor's judgment, may affect the goodwill of the System; and Franchisor may, in such circumstances, undertake any other action which it deems appropriate. Franchisor shall have sole and complete discretion in the conduct of any defense, prosecution or other action it chooses to undertake. In that event, Franchisee shall execute those documents and perform those acts which, in the opinion of Franchisor are necessary for the defense or prosecution of the litigation or for such other action as may be undertaken by Franchisor.

       3.11 In order to develop and maintain high uniform standards of quality and service and to protect the reputation and goodwill of Franchisor, Franchisee shall do business and advertise using only the Marks designated by the Franchisor. Franchisee shall not do business or advertise using any other name. Franchisee is not authorized to and shall not use the words "New World Coffee & Bagels" by itself, as a part of the legal name of any corporation, partnership, proprietorship or other business entity to which Franchisee is associated, or with a bank account, trade account or in any legal or financial connection.

       3.12 In order to preserve the validity and integrity of Franchisor's Marks, and to assure that Franchisee is properly employing them in the operation of Franchisee's business, Franchisor and its agents shall have the right at all reasonable times to inspect Franchisee's business, financial books and records, and operations. Franchisee shall cooperate with and assist Franchisor's representative in such inspection.

       3.13 Franchisee shall be required to affix the   or   symbol upon all
   advertising, publicity, signs, decorations, furnishings, equipment or other printed or graphic material employing the words "New World Coffee & Bagels" or any other of Franchisor's Marks, whether presently existing or developed in the future.

       3.14 Franchisee acknowledges that it does not have any right to deny the use of Franchisor's Marks to any other "New World Coffee & Bagels" franchisees. In consideration therefore, Franchisee shall execute all documents and take such action as may be requested to allow Franchisor or other "New World Coffee & Bagels" franchisees to have full use of the Marks.

       3.15 If, during the term of this Agreement, there is a claim of prior use of the "New World Coffee & Bagels" name or any other of Franchisor's Marks in the area in which Franchisee is doing business or in another area or areas, Franchisee shall so use any of Franchisor's Marks in such a way and at Franchisor's discretion in order to avoid a continuing conflict, including but not limited to using a different Mark, as determined by Franchisor.

       3.16 The Franchisor shall indemnify and hold Franchisee harmless against, and to reimburse Franchisee for all damages for which he/she is held liable in any proceeding in which Franchisee's use of any Mark pursuant to and in compliance with this Agreement is held to constitute trademark infringement, unfair competition or dilution, and for all costs reasonably incurred by Franchisee in the defense of any such claim brought against him or in any such proceedings in which he/she is named as a party, provided that Franchisee has timely notified the Franchisor of such claim or proceedings, has otherwise complied with this Agreement and has tendered complete control of the defense of such to the Franchisor. If the Franchisor defends such claim, the Franchisor shall have no obligation to indemnify or reimburse Franchisee with respect to any fees or disbursements of any attorney retained by Franchisee.

                             ARTICLE IV

                          TERM AND RENEWAL

      4.1 Except as otherwise provided in this Agreement, the initial term of this "New World Coffee & Bagels" franchise shall be for a period commencing upon the execution of this Agreement (the "Initial Term") and conclude on the tenth (10th) year anniversary of the date of execution of this Agreement or the end of the term of the Lease including Options, whichever is longer.

       4.2 Subject to the conditions specified in Section 4.3 hereof, the Franchisee shall have the right to renew this Agreement for one additional a period of ten (10) years from the date of the expiration of the Initial Term.

       4.3 The Franchisee's right of renewal pursuant to Section 4.2 above shall be subject to the following conditions precedent:

            A.   Neither this Agreement nor the lease or sublease agreement shall have been terminated for any reason, and that the lease or sublease is renewable;

            B.   The Franchisee shall not be in default of any provision of this Agreement, any amendment hereof or successor hereto, any sublease agreement, or any other agreement between Franchisor or any subsidiary and/or affiliated corporation and Franchisee has substantially complied with all of the terms and conditions of such agreements during their terms;

            C.   The Franchisee shall have served notice of his/her intention to exercise his/her right of renewal not less than six (6) months nor more than eighteen (18) months prior to the expiration of the Initial Term;

            D.   The Franchisee shall have effected the improvements to his/her
               "New World Coffee & Bagels" Store and its operations required by the Franchisor pursuant to Section 4.4 below;

            E.   The Franchisee has satisfied all monetary obligations due and owing to Franchisor, any subsidiary of Franchisor and/or any affiliated corporations of Franchisor and Franchisee has timely met these obligations throughout the term of this Agreement and any other agreement in effect and any renewals thereof;

            F.   Franchisee shall execute, upon renewal, Franchisor's then-
               current form of Unit Franchise Agreement, which agreement shall supersede this Agreement in all respects and terms, and which may differ from the terms of this Agreement, including, without limitation, a higher royalty fee and higher advertising contribution, but in no event will an Initial Franchise Fee be imposed for any renewal hereof;

            G.   Franchisee shall execute a general release, in a form
               prescribed by Franchisor on any and all claims against Franchisor any subsidiary of Franchisor and/or affiliated corporation of Franchisor, and their respective officers, directors, agents and employees.

            H.   Franchisee shall comply with Franchisor's then-current
               reasonable qualification and training requirements;

       4.4  Upon receipt of a notice to renew from the Franchisee pursuant to
   Section 4.2 hereof, the Franchisor shall prepare a renewal report which report shall be completed within three (3) months of the receipt of said notice and shall specify the modifications and improvements and repairs, if any, required by the Franchisor and which Franchisee must make to his/her "New World Coffee & Bagels" Store which must be in conformity with the then existing standards, and specifications pertaining to his/her "New World Coffee & Bagels" Store.

       4.5 The Franchisor expressly reserves the right to deny Franchisee's renewal in the event that Franchisee abandons his/her "New World Coffee & Bagels" Store and or the Franchisee ceases to operate and maintain his/her "New World Coffee & Bagels" Store in accordance with the terms of this Agreement.

       4.6 The Franchisor is not required to renew this Franchise Agreement if the Franchisee has received three default notices during the term hereof.

                              ARTICLE V

          INITIAL AND CONTINUING FEES PAYABLE TO FRANCHISOR

       5.1 In consideration of the execution of this Agreement and Franchisor's granting to Franchisee the "New World Coffee & Bagels" franchise covered hereby, Franchisee agrees to pay to Franchisor an Initial Franchise Fee of Twenty-Five Thousand ($25,000) Dollars (the "Initial Franchise Fee"). Fifteen Thousand ($15,000) Dollars is payable upon the execution of this Agreement and the balance of Ten Thousand ($10,000) Dollars is payable upon the earlier of the execution of a sublease, lease or Exhibit "D" hereof or one hundred and eighty (180) days from the date hereof. This sum shall be deemed fully earned by Franchisor upon execution of a lease or a sublease by Franchisee and is non-refundable, except as described below.

            If, however, within the one hundred and eighty (180) day period from the date hereof, the Franchisor has located an acceptable site and Franchisee rejects this site, the Franchisor shall have the option to terminate this Agreement and refund, without interest, all but $2,500 of the Initial Franchise Fee.

       5.2 In consideration of this franchise granted hereby, the services to be provided by Franchisor hereunder, the right to prepare and sell the certain Proprietary Products and the Products to the general public, and for the use of the Marks during the term hereof and any subsequent renewals, Franchisee shall pay to Franchisor, in addition to the Initial Franchise Fee set forth herein, a royalty fee equal to five percent (5%) of the gross sales generated by, from, or through the Franchisee's "New World Coffee & Bagels" Store ("Royalty Fee").

       5.3 The term "Gross Sales" as used herein is defined to mean receipts from gross sales of Franchisee from all business conducted upon or from the "New World Coffee & Bagels" Store by Franchisee and whether such sales be evidenced by check, credit, charge account, exchange or otherwise, and shall include, but not be limited to, the amounts received from the sale of goods, wares and merchandise and for services performed at the leased premises whether such orders be filled from the leased premises or elsewhere, and whether such sales be made wholesale or retail. Gross Sales shall not include sales for which cash has been refunded, or allowances made on Products claimed to be unsatisfactory, provided they shall have been included in gross sales. All sales must be rung in the register at the time they occur and reported in weekly sales reports. Gross sales shall not include the amount of any sales, use or gross receipts tax imposed by any federal, state, municipal or governmental authority directly on sales and collected from customers, provided that the amount thereof is added to the selling price or absorbed therein and paid by the Franchisee to such governmental authority. Each charge or sale upon credit shall be treated as a sale for the full price in the week during which such charge or sale shall be made, irrespective of the time when Franchisee shall receive payment (whether full or partial) therefor.

       5.4 Royalty Fees are due and payable on the Wednesday of each week, which week shall end on the preceding Sunday ("Payment Date").

       5.5 Royalty Fees or any and all other payments provided for in this Agreement not received by Franchisor within three (3) days of the Payment Date shall be subject to interest on a daily basis at one and one-half percent (1 1/2%) per month, or the then highest legal rate, whichever is less.

       5.6 Acceptance by Franchisor of the payment of any Royalty Fee or any and all other payments provided for in this Agreement shall not be conclusive or binding on Franchisor with respect to the accuracy of such payment until two (2) years after the effective date of termination or non-renewal of this Agreement. Acceptance of any payment on account of Royalty Fees or any and all other payments provided for in this Agreement does not constitute any waiver of Franchisor's rights under Article XVIII hereof.

       5.7 Franchisee's obligations for the full and timely payment of the Royalty Fees and all other amounts provided for in this Agreement shall be absolute, unconditional and fully earned by Franchisor, except in those instances where Franchisor is in breach hereunder and has failed to cure such breach although obligated to do so. Franchisee shall not delay or withhold the payment of all or any part of the fees for any reason, put the same in escrow or set-off same against any and all claims or alleged claims Franchisee may allege against Franchisor.

       5.8 At Franchisor's option, Franchisee shall authorize Franchisor, on a form to be signed by Franchisee, to debit from Franchisee's business operating account, any funds due and payable to Franchisor. Under this procedure, Franchisee shall authorize Franchisor to initiate debit entries and/or credit collection entries to a designated checking or savings account for the weekly payment of any fees due and payable to Franchisor, which fees shall include, but not be limited to royalty fees, advertising fees and product purchases. Franchisee shall make the funds available for withdrawal by electronic transfer by Franchisor on the Wednesday of each week.

                             ARTICLE VI

                TRAINING AND COMMENCEMENT OF BUSINESS

       6.1 During the time period prior to the opening of Franchisee's "New World Coffee & Bagels" Store, Franchisee and his/her manager, if any, shall attend Franchisor's initial training program, which shall be conducted at Franchisor's headquarters or at an alternate location and at Franchisee's Store, and complete said training course to Franchisor's satisfaction. Franchisee shall be responsible for all travel and living expenses which Franchisee and his/her manager incur in connection with the initial training program. During the training program, Franchisee shall receive instruction, training and education in the operation of the "New World Coffee & Bagels" Store and indoctrination into the System.

            6.1.l In the event Franchisee purchases additional Stores, the above initial training program shall be attended by the Franchisee's designated and approved Store manager.

       6.2 Franchisee may attend such periodic refresher and supplemental training programs or meetings at such locations as Franchisor may from time to time direct. All expenses of Franchisee incurred in connection with attendance at any such refresher or supplemental training programs or meetings shall be borne solely by Franchisee.

       6.3 Franchisee shall maintain at all times during the term of this Agreement or any renewal thereof, a staff of trained employees sufficient to operate the "New World Coffee & Bagels" Store in accordance with this Agreement and the Franchisor's standards. Franchisee shall not employ any person who may reasonably be required by Franchisor to complete a training program but who fails to do so for any reason whatsoever.

                             ARTICLE VII

                      OBLIGATIONS OF FRANCHISOR

       7.1 In order to assist Franchisee in constructing his/her "New World Coffee & Bagels" Store, Franchisor shall furnish to Franchisee a set of prototypical plans and specifications for the Franchisees approved "New World Coffee & Bagels" Store, including requirements for exterior and interior design, layout, equipment and sign placement and decor scheme, all as included in the System.

       7.2 Franchisor may assist Franchisee in Franchisee's selection of, and contracting with appropriate architects, engineers, contractors, and subcontractors for construction of all leasehold improvements at Franchisee's "New World Coffee & Bagels" Store in accordance with the plans and specifications approved by Franchisor.

       7.3 Franchisor shall make available to Franchisee any further assistance that Franchisor may deem is required, based on the experience and judgment of Franchisor in pre-opening, opening and initial business operation of the Franchisee's "New World Coffee & Bagels" Store, which assistance shall conform to that furnished to other existing franchisees. Such assistance will include providing Franchisee with the services of one (1) employee of the Franchisor for no more than seven (7) days for supervisory assistance and guidance in connection with the opening and initial operations of the Store. The Franchisor shall have the right to determine the time or times at which such employee shall be made available to Franchisee.

       7.4 Franchisor shall assist Franchisee in implementing and designing his/her grand opening promotions and advertising program.

       7.5 Franchisor shall maintain an advisory relationship with Franchisee including ongoing telephone consultation to aid in the proper and effective operation of the System, the frequency and duration of which shall be in the sole discretion of Franchisor. Such operating assistance may consist of advice and guidance with respect to:

            A.   Methods and operating procedures utilized by "New World Coffee
               & Bagels" Stores;

            B.   Additional food and beverage products and services authorized for sale by "New World Coffee & Bagels" Stores;

            C.   Selection, purchasing and preparation of food products,
               beverages and other approved products, materials and supplies;and

            D.   The establishment and operation of administrative,
               bookkeeping, accounting, inventory control, sales and general operating procedures for proper operation of "New World Coffee & Bagels" Stores.

       7.6 Franchisor or its designees or agents shall visit and inspect, from time to time, Franchisee's "New World Coffee & Bagels" Store and evaluate the proper execution of the System, and confer with Franchisee and Franchisee's employees in connection therewith in order to assist in the proper business operation of Franchisee's "New World Coffee & Bagels" Store. Franchisor or its designees or agents shall have the absolute right to make inspections at such times and frequencies, during normal business hours, as Franchisor may determine. Franchisee will cooperate with Franchisor's representatives in such inspections, render such assistance to them as they may reasonably request and immediately correct any failure to comply with the System and this Agreement as brought to Franchisee's attention by such representative.

       7.7 Franchisor shall use its reasonable efforts to require maintenance of high and uniform standards in the execution of the System at all "New World Coffee & Bagels" Stores utilizing the System thus protecting and enhancing the reputation of Franchisor and its Marks.

       7.8 In order to insure that the distinguishing characteristics of the System are uniformly maintained, Franchisor may establish from time to time, standards for certain proprietary food items, products, equipment, commodities and supplies for the use of same by Franchisee in the execution of the System and may, in conjunction therewith develop new proprietary food items, products, programs and develop new equipment and new techniques which Franchisee shall be required to use and/or purchase in the operation of his/her "New World Coffee & Bagels" Store. The purchase of any new equipment will not materially increase the economic burden of Franchisee.

       7.9 Neither Franchisor's approval of a specific location for Franchisee's "New World Coffee & Bagels" Store, nor any other service provided by Franchisor pursuant to this Article shall be deemed a representation, warranty or judgment by Franchisor as to the likely success of the Franchisee's "New World Coffee & Bagels" Store at such location with the specified personnel or as to the relative desirability of such location in comparison to others that might have been available to Franchisee.

       7.10 Franchisor or its designees shall sell to Franchisee all of Franchisee's requirements of the Proprietary Products, as is set forth in
   Article VIII hereof, unless prevented from so doing by Force Majeure, governmental restrictions, labor disputes, inability to obtain or manufacture supplies, or products, or other contingency or situation, that is beyond Franchisor's control. Under these circumstances, the Franchisor will not be responsible or liable for any business losses or interruption, and Franchisee, during these situations, may seek alternate, but approved, sources of supply, provided such products meet Franchisor's specifications as to quality and availability.

                            ARTICLE VIII

           ADDITIONAL OBLIGATIONS AND DUTIES OF FRANCHISEE

       8.1 Franchisee or a designated and approved manager, shall, during the term of this Agreement and any renewal thereof, devote full time, energy and best efforts to the management and operation of the "New World Coffee & Bagels" Store franchised hereunder, except as otherwise approved in writing by Franchisor, including, but not limited to keeping "New World Coffee & Bagels" Store operating and open for business at the times specified in the Confidential Operations Manuals or as required by Franchisee's lease or sublease.

       8.2 Franchisee shall maintain, at his/her own expense, at all times, the interior and exterior of his/her "New World Coffee & Bagels" Store and all fixtures, furnishings, signs and equipment in the highest degree of cleanliness, orderliness, sanitation and repair, as determined by Franchisor, and to make no material alteration, addition, replacement or improvement in or to, the interior or exterior of the "New World Coffee & Bagels" Store without the prior written consent of Franchisor, except that Franchisee shall be required to periodically renovate, refurbish and update his/her "New World Coffee & Bagels" Store so that it is in substantial conformity with the Franchisor's then-current "New World Coffee & Bagels" Store design, which renovations shall not be excessive and shall not exceed 25% of the original cost of construction of the Store.

       8.3 Franchisee acknowledges and agrees that the Proprietary Products produced by the Franchisor are produced and manufactured in accordance with secret formulae and processes, that these particular Proprietary Products are uniquely suited for distribution and sale at "New World Coffee & Bagels" Stores and, in the mind of the public, are inextricably interrelated to the Marks, and in order to safeguard the integrity of the Marks and to maintain the uniformity of these Proprietary Products, Franchisee agrees that he/she shall purchase from Franchisor or from sources designated by Franchisor, his/her entire requirements of the Proprietary Products offered for consumption to any purchaser as set forth in the Confidential Operations

   Manuals. Franchisee shall purchase such requirements from Franchisor or its designee, at prices reasonably set by Franchisor, or by its designee, which prices shall be charged to all franchisees, subject to Franchisor or its designee having the right, but not the obligation, to increase or decrease the price charged in the event that any of the cost of the items increase or decrease during the term of this Franchise Agreement, provided such increases or decreases are passed along to all franchisees, without discrimination. Franchisee agrees to rely solely on Franchisor's, or its designee's determination of price from time to time. Payment, therefore, shall be made by Franchisee to Franchisor or its designee upon terms and conditions established by Franchisor or its designee, from time to time.

       8.4 Franchisee agrees to allow Franchisor, from time to time, to obtain and take samples of ingredients, products and supplies from Franchisee's "New World Coffee & Bagels" Store for testing by the Franchisor in order to assure that Franchisee complies with Franchisor's reasonable standards and specifications.

       8.5 Franchisee agrees to maintain a high moral and ethical standard in the operation and conduct of his/her "New World Coffee & Bagels" Store so as to create and maintain goodwill among the public for the name "New World Coffee & Bagels" and supervise and evaluate the performance of his/her staff to insure that each renders competent, efficient and quality service to the general public.

       8.6 Franchisee recognizes that it is essential to the proper marketing of the Proprietary Products and to the preservation and promotion of the "New World Coffee & Bagels" reputation and acceptance by the public at large, that standards of quality be maintained. Franchisee therefore shall, as part of the consideration for this Agreement, at all times sell, to retail customers only, or offer for sale to retail customers, only the Proprietary Products and Products and render only such services as shall meet the reasonable specifications and standards from time to time approved in writing by Franchisor, as permitted by law, and as permitted under the lease or sublease. In furtherance thereof, Franchisee shall be required to purchase from Franchisor or its designee, any new "New World Coffee & Bagels" Proprietary Products, which may be introduced, from time to time, by Franchisor and be required to offer same to the consuming public for its consumption, this may include, but is not limited to, utilization of delivery service or a catering division.

       8.7 In connection with the operation of the Franchisee's "New World Coffee & Bagels" Store, the Franchisee is required to purchase certain items of equipment, if applicable, and also certain containers, packaging supplies, paper goods and other product service items for the preparation and serving of the Proprietary Products. To the extent that Franchisor is able to supply the same, Franchisee shall have the right to purchase the same if he/she so desires from Franchisor, at prices established by Franchisor from time to time. Franchisee's obligations under this Section 8.7 shall be satisfied so long as Franchisee equips his/her "New World Coffee & Bagels" Store and keeps it maintained in accordance with Franchisor's strict specifications and standards for the items. In the event that Franchisee desires to purchase containers, packaging supplies, paper goods and product service items from sources other than Franchisor, Franchisor shall, without charge, make a license available to such other sources of such products to print the required name, trademarks, and text thereon, but in no event shall Franchisee be entitled to use any containers, packaging supplies, paper goods and other product service items at his/her "New World Coffee & Bagels" Store which do not duplicate those authorized by the Franchisor for use in connection with the service of the Proprietary Products and before use of any such items, Franchisee shall have requested in writing and obtained Franchisor's written approval to have the required name, trademark, and text printed thereon in the form and style directed by Franchisor, and also have had the same so imprinted on the goods prior to using them.

       8.8 In connection with the operation of his/her "New World Coffee & Bagels" Store, the Franchisee is required to purchase certain other food products, beverages and other similar products and other items offered for consumption to the retail purchaser as set forth in the Confidential Operations Manual. Franchisee's obligation under this Section 8.8 shall be satisfied so long as Franchisee purchases the stated products from sources of supply approved by Franchisor, subject to same meeting the strict specifications of Franchisor which may be changed, modified or updated from time to time. Nothing herein shall be construed as an attempt to unreasonably limit the sources from which Franchisee may procure such food products, beverages, products and similar other items. Rather, it is the intention of the Franchisor that such items conform to the Franchisor's strict standards and strict specifications of consistent quality and uniformity. Nothing contained herein shall be deemed to require the Franchisor to approve an inordinate number of suppliers of a given item which, in the reasonable judgment of the Franchisor, would result in higher costs generally to the Franchisee or prevent effective and economical supervision of suppliers by the Franchisor. Requests for approval of additional suppliers shall be in writing and shall contain such information as the Franchisor may reasonably request. The Franchisor reserves the right to charge back to the Franchisee or the proposed supplier, all reasonable expenses incurred in considering requests for approval. Franchisor shall, within a reasonable time, notify Franchisee whether or not such proposed supplier is approved. The Franchisor may impose limits on the number of suppliers for any ingredient or food or beverage item used or served by the Store.

       8.9 Franchisee acknowledges that in purchasing or leasing supplies, equipment and/or materials from Franchisor or from suppliers approved by Franchisor, FRANCHISOR EXPRESSLY DISCLAIMS ANY WARRANTIES OR REPRESENTATIONS AS TO THE CONDITION OF SAME, INCLUDING WITHOUT LIMITATIONS, EXPRESS OR IMPLIED WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR ANY INTENDED PURPOSE. FRANCHISEE AGREES TO LOOK SOLELY TO THE MANUFACTURER OF SAME IN THE EVENT OF ANY DEFECTS THEREIN. The foregoing shall not apply to the Proprietary Products or to supplies, equipment or materials purchased directly from the Franchisor.

       8.10 The Franchisor possesses certain confidential information, consisting of the ingredients, recipes and methods of preparation of food products sold at "New World Coffee & Bagels" Stores and the methods, formats, recipes, specifications, food preparation procedures, know-how information, and knowledge of the operation and franchising of "New World Coffee & Bagels" Stores (the "Confidential Information"). The Franchisor will disclose the Confidential Information to Franchisee in furnishing Franchisee the training programs, the Confidential Operations Manual and in guidance provided to Franchisee during the term of the Franchise. Franchisee acknowledges and agrees that he/she will not acquire any interest in the Confidential Information, other than the right to utilize it in the development and operation of the "New World Coffee & Bagels" Store during the term of the this Agreement or any renewals thereof. Franchisee acknowledges and agrees that the Confidential Information is proprietary and is a trade secret of the Franchise, and is disclosed to Franchisee solely on the condition that Franchisee agrees that he/she: (1) will not use the Confidential Information in any other business or capacity; (2) will maintain the absolute confidentiality of the Confidential Information during and after the term of the Franchise; and (3) will not make unauthorized copies of any portion of the Confidential Information disclosed in written form; and (4) will execute the Non-Disclosure and Non-Competition Agreement annexed hereto us Exhibit "G".

       8.11 Franchisee shall only sell or offer for sale, such products as described in the prime lease, and which are defined as Proprietary Products by the Franchisor, from time to time; and Franchisee must obtain Franchisor's written approval for all contemplated menu changes and all additions to and/or deletions in items sold in the Franchisee's "New World Coffee & Bagels" Store with the exception of the Proprietary Products, which, under no circumstances, may be substituted for or replaced on the menu.

       8.12 Franchisee shall comply with all the terms, conditions, requirements, covenants and obligations set forth in this Agreement and any renewals thereof and supply Franchisor with such information (in addition to that otherwise provided for in this Agreement) as may be reasonably requested by Franchisor.

       8.13 Franchisee shall use a standard menu and menu format as required by Franchisor. Franchisee may employ any reputable printer to reproduce Franchisee' menus using Franchisor's format and specifications. This provision shall not constitute a license of any copyright or trademark to the prospective printer of such menus. Any changes in the menu used at the "New World Coffee & Bagels" Store shall be approved in writing by Franchisor prior to use. At the Franchisor's discretion the standard menu format may contain advertising reference to other "New World Coffee & Bagels" Stores.

       8.14 Franchisee shall promptly pay, when due, all taxes levied or assessed, including, without limitation federal income taxes, sales taxes, unemployment taxes and all indebtedness attributed to Franchisor and incurred by Franchisee in the conduct of the business licensed by this Agreement, including any taxes levied upon Franchisor by virtue of Franchisee's use of the Marks.

       8.15 Franchisee shall comply with all federal, state and local laws, rules and regulations; and shall timely obtain any and all permits, certificates, or licenses necessary for the full and proper conduct of the business licensed by this Agreement, including, without limitation, operation licenses, licenses to do business and fictitious name registration.

       8.16 Franchisee shall notify Franchisor, in writing, within five (5) days of the commencement of any action, claims, suit or proceeding, and of the issuance of any order, writ, injunction, suit or proceeding, and of the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality which may adversely affect the operation or financial condition of the Store.

       8.17 Franchisee shall not pledge Franchisor's credit or bind Franchisor to any obligation, nor shall it hold himself or herself out as being authorized to do so.

       8.18 Franchisee shall be responsible for having all personnel employed by Franchisee wear standard related uniforms and attire during business hours in order to further enhance Franchisor's product and format. Franchisee shall be permitted to purchase such uniforms and attire from manufacturers or distributors approved by Franchisor, which uniforms and attire must be in strict accordance with Franchisor's design and other specifications.

       8.19 Franchisor and Franchisee understand and agree that the operation of the "New World Coffee & Bagels" Store, maintenance of its premises and equipment, conduct and appearance of its personnel, and the preparation and sale of products therefrom are all regulated by governmental statutes and regulations. To this end, the Franchisor and Franchisee agree that Franchisee owes an obligation to the patrons of his/her "New World Coffee & Bagels" Store, to Franchisor, and to himself/herself, to fully and faithfully comply with all those applicable governing authorities, and all of the same, are made a part of this Franchise Agreement as if fully set forth herein. It is further agreed that in the event any product dispensed at the Franchisee's "New World Coffee & Bagels" Store evidence adulteration from the standards of Franchisor's Proprietary Products or are in violation of applicable law or regulations or in the event the Proprietary Products, premises, equipment, personnel or operation of the "New World Coffee & Bagels" Store fail to be maintained in accordance with the governmental requirements incorporated in this Agreement as aforesaid, Franchisee shall immediately close his/her "New World Coffee & Bagels" Store, terminate selling operations thereat, destroy all contaminated or adulterated products and eliminate the source thereof and remedy all unsanitary conditions present, reopening for business only after Franchisor's inspection and laboratory analysis from samples obtained for that purpose by Franchisor, evidence a compliance with the applicable governmental requirements and with the standards of Franchisor's proprietary products. In the event Franchisee or his/her agents or employees fail or refuse to comply with all of the foregoing remedial measures or in the event of any repetition of any adulteration or palming off or failure of sanitation in the "New World Coffee & Bagels" Store:

            A.   The prevailing party shall be paid the costs and expenses, including attorney's fees, of both parties, incurred in enforcing the provisions of this Subsection or any provision of this Agreement in obtaining Franchisee's compliance herewith. The remedies set forth herein are in addition to and not in substitution for those set forth in Article XIX of this Agreement

            B.   In furtherance of the foregoing, Franchisee shall submit
               copies of all health, sanitation or other regulatory agency inspection reports to Franchisor immediately upon receipt thereof

       8.20 The Franchisor may, from time to time, conduct market research and testing to determine consumer trends and the salability of new food products and services. Franchisee shall cooperate by participating in the Franchisor's market research programs, test marketing of new food products and services in the Store and providing the Franchisor with timely reports and other relevant information regarding such market research. In connection with any such test marketing, Franchisee shall purchase a reasonable quantity of the tested products and effectively promote and make a reasonable effort to sell such products.

       8.21 Franchisee shall be absolutely prohibited from having any vending machines, lottery games or games of chance, juke boxes, gum or candy machines, games, pinball machines, video games, rides or other mechanical or electronic devices installed or operated at the Store.

                             ARTICLE IX

                MARKETING AND PROMOTIONAL ACTIVITIES

       9.1 The Franchisee is required to spend four (4%) of gross sales on marketing, including local store marketing, advertising, and public relations.

            A. Recognizing the value of uniform advertising to the goodwill and public image of all "New World Coffee & Bagels" Stores, once there are twenty-five (25) franchises sold, the Franchisee shall contribute to the marketing fund ("Marketing Fund") on a weekly basis simultaneously with the payment of the Royalty Fee required to be paid, pursuant to Section 5.2 of this Agreement, a sum equal to two (2%) percent of gross sales ("Marketing Fee") which shall count towards two (2%) percent of the Franchisee's required marketing spending as required above. Such payments shall be for such marketing, advertising or public relations programs as the Franchisor, in its discretion, may deem necessary or appropriate markets to advertise or promote "New World Coffee & Bagels" Stores.

       9.2 Franchisee agrees that Franchisor may maintain and administer the Marketing Fund for the System subject to the following conditions:

            A.   Franchisor shall direct all advertising programs with sole discretion over creative concepts, materials and media used in such programs and the placement and allocation thereof;

            B.   Franchisor shall determine the best method to maximize public recognition and acceptance of the "New World Coffee & Bagels" System and Marks;

            C.   Franchisor will use good faith efforts to develop, implement or administer the Marketing Fund to make expenditures for Franchisee, which are equivalent or proportionate to his contribution, and to ensure that any particular Franchisee benefits directly or pro rata from the placement of advertising; and

            D.   Franchisee agrees that the Marketing Fund may be used to meet any and all costs of preparing national, regional or local advertising materials, including, without limitation, the cost of preparing and conducting television, radio, billboard, magazine and newspaper advertising campaigns and other public relations and media programs and activities; employing advertising agencies to assist therewith; and providing promotional brochures and other marketing materials to all franchisees throughout the "New World Coffee & Bagels" System and to regional and local advertising cooperative of "New World Coffee & Bagels" Stores.

       9.3 All sums paid by Franchisees to the Marketing Fund shall be maintained in a bank account segregated from the other funds of Franchisor and shall not be used to defray any of Franchisor's general operating expenses, but may be used to defray administrative costs of the Marketing Fund. An annual accounting of the Marketing Fund shall be made available to Franchisee upon request.

       9.4 The form, content, time and medium for all advertising and promotional activities conducted pursuant to this Article shall be determined by Franchisor in its sole and absolute discretion, and Franchisee agrees to permit Franchisor to use its discretion in conducting all advertising.
       9.5 Franchisee shall spend no less than $2,000-$5,000 to conduct a grand opening advertising campaign, grand opening promotion and advertising program within (4) four weeks of the opening of the Store.

       9.6 Franchisee understands and acknowledges that every detail of the "New World Coffee & Bagels" System is important to Franchisor, to the Franchisee and to other franchisees, in order to develop and maintain high standards of cleanliness, appearance, service, facilities, methods and management techniques of operations to develop and increase patrons for all "New World Coffee & Bagels" Stores, and to protect and enhance the reputation and goodwill of Franchisor and all franchisees utilizing the system. Therefore, Franchisee:

            A.   Acknowledges that periodic rebates, give-aways and other
               promotions and programs are an integral part of the "New World Coffee & Bagels" System. Accordingly, Franchisee at its sole cost and expense, from time to time, shall, issue and offer such rebates, give-aways and promotions in accordance with any reasonable advertising programs established by the Franchisor, and further agrees to honor rebates, give-aways and other promotions issued by other "New World Coffee & Bagels" franchisees as long as all of the above do not contravene regulations and laws of appropriate governmental authorities;

            B.   Shall make such refunds as are required by reason of
               complaints to the Better Business Bureau or other similar offices or organizations. Franchisee shall immediately inform and forward from patrons or others all complaints to Franchisor;

            C.   Shall make customer service comment cards available to the consumers on a daily basis, and retain same for inspection by Franchisor.

            D.   Shall make "Franchises Available" cards available to
               consumers.

       9.7 In addition to making the Marketing Fund contributions when required under this Section, Franchisee must participate in local advertising cooperatives which shall be administered locally by the participating franchisee. All activities carried on by each such cooperative shall be done by a majority vote of its members.

       9.8 Prior to use by Franchisee, samples of all local advertising and promotional materials not prepared or previously approved by the Franchisor shall be submitted to the Franchisor for approval, which shall not be unreasonably withheld. If written approval, is not received by Franchisee within fifteen (15) days from the date of receipt by the Franchisor of such materials, the Franchisor shall be deemed to have not given the required approval. Franchisee shall not use any advertising or promotional materials that the Franchisor has disapproved. Franchisor may withhold approval of previously approved materials at its discretion.

       9.9 In the event Franchisor receives any rebates from food or beverage suppliers, those monies will be directed to the Marketing Fund for the benefit of all Franchisees.

                              ARTICLE X

                        REPORTS TO FRANCHISOR

      10.1 Franchisee shall keep full, complete and accurate books and accounts in accordance with generally accepted accounting principles and in accordance with the System, and Franchisee shall:

            A.   Submit to Franchisor concurrently with the payment of the
               Royalty Fees, on a form supplied or approved by Franchisor, a signed and verified statement of gross sales in cash, credit and/ or other charges, and when Franchisee is tied into the computerized POSitouch system, then such reports shall be transmitted electronically and also via written report;

            B.   Submit to Franchisor within fifteen (15) days after the close of each month, a monthly profit and loss statement for the Store and a balance sheet for that period. These monthly reports shall be certified by the Franchisee as true and correct.

            C.   Submit to Franchisor within ninety (90) days after the close of each twelve (12) month period, an annual profit and loss statement for the Store for such year and a balance sheet for the Store, as of the end of such year, reviewed by an independent certified public accountant. Franchisor may randomly select a franchisee or franchisees who will be required to have an audited financial statement prepared by a certified public accountant selected by Franchisee, but who shall be acceptable to Franchisor which opinion may be qualified only to the extent reasonably acceptable to the Franchisor;

            D.   Submit to Franchisor a copy of all of Franchisee's Federal,
               State and Local tax returns for the Store; and a certificate from said accountant that all Social Security payments, taxes and fees required to be paid by Franchisee have been paid and that there is no reason to believe that Franchisee's corporate status, if Franchisee is a corporation, has been impaired;

            E.   Submit to Franchisor such other periodic forms and reports as may be reasonably prescribed by Franchisor.

       10.2 Franchisee shall preserve for a period of not less than three (3) years during the term hereof and, for not less than three (3) years following the termination, expiration or non-renewal hereof, in the English language, all accounting records and supporting documents relating to the operations under this Agreement, or any sublease between Franchisee, including but not limited to:

            A.   Daily cash reports;
            B.   Cash receipts journal and general ledger;
            C.   Cash disbursements and weekly payroll journal and schedule;
            D.   Monthly bank statements, daily deposit slips and canceled
                         checks;
            E.   All tax returns;
            F.   Supplier's invoices (paid and unpaid);
            G.   Dated daily and weekly POSitouch journal and "Z" statements;
            H.   Semi-annual balance sheets and monthly profit and loss
                         statements;
            I.   Daily baker's schedule, waste, employee and Franchisee
                    consumption and weekly inventory records;
            J.   Records of promotion and coupon redemptions;
            K.   Records of all wholesale and catering sales;
            L.   Such other records as Franchisor may from time to time
                         request.

       10.3 Franchisee shall record, in a manner approved and designated by Franchisor at the time of receipt, all sales of all products sold by Franchisee from his/her "New World Coffee & Bagels" Store in a computerized POSitouch System of a type designated by Franchisor. The system is a required part of New World Coffee & Bagels operations.

       10.4 In order to determine whether Franchisee is complying with this Agreement, the Franchisor or its designated agents shall have the right, at any time during reasonable business hours, to examine, at its expense, the books, records, cash control devices, income tax returns, bank statements, sales records of the Store, and the books and records of any corporation or partnership which owns the Franchise. Franchisor shall also have the right, at any time, to have an independent audit made of the books of Franchisee.
   If an inspection or audit should reveal that gross sales and/or payments have been understated in any report to Franchisor, by more than three (3%) percent, then Franchisee shall, upon fifteen (15) days notice, pay to Franchisor the amount understated upon demand, and in addition, reimburse Franchisor for any and all costs and expenses connected with the inspection (including without limitation, reasonable accounting and attorneys', fees travel expenses, room and board and compensation of employees of the Franchisor). The foregoing remedies shall be in addition to any other remedies Franchisor may have hereunder or under applicable law.

                             ARTICLE XI

                   CONFIDENTIAL OPERATIONS MANUAL

       11.1 Franchisor shall lend to Franchisee a confidential operations manual published by Franchisor (the "Confidential Operations Manual") which includes, in part, the business procedures, technical advice and rules and regulations for the operating of the business.

       11.2 Franchisee acknowledges and agrees that:

            A.   The Confidential Operations Manual is the property of the
               Franchisor during the term of this Agreement and any renewal hereof;

            B.   The Confidential Operations Manual contains confidential
               information which Franchisee will protect as a trade secret, and that its loss will cause substantial damage to Franchisor and other franchisees, although the amount of such loss would be incalculable with any degree of accuracy. Consequently, in the event of loss of this Confidential Operations Manual, Franchisee agrees to pay to Franchisor the sum of Five Hundred Fifty Dollars ($550);

            C.   Franchisee shall not reprint or reproduce any portion of the
               Confidential Operations Manual for any reason whatsoever; and

            D.   Upon termination of this Agreement for any reason, the
               Confidential Operations Manual will be immediately returned to Franchisor.

       11.3 Franchisor may reasonably add to or otherwise modify the Confidential Operations Manual, from time to time, whenever it considers such additions or modifications desirable to improve or maintain the standards of the "New World Coffee & Bagels" System and the efficient operation thereof, or to protect or maintain the goodwill associated with the "New World Coffee & Bagels" name and Marks or to meet competition, provided such additions or modifications are system-wide in nature and do not substantially increase Franchisee's economic burden.

       11.4 From the date of the opening of the business by Franchisee, the mandatory specifications, standards and operating procedures prescribed by Franchisor and communicated to Franchisee in writing, shall constitute provisions of this Agreement as if fully set forth herein. All references herein to this Agreement shall include the provisions of the Confidential Operations Manual and all such mandatory specifications standards and operating procedures.

                             ARTICLE XII

                              INSURANCE

       12.1 Franchisee shall obtain and place at his/her sole cost and expense, with an insurer rated "AAA" in Best's Directory who is authorized to do business in the state in which the Franchisee's "New World Coffee & Bagels" Store is located, and to keep in full force and effect during the terms of this Agreement, insurance coverage on an "occurrence basis" naming Franchisor, its officers, directors and shareholders and any designated primary and secondary lessor as additional insureds (such insurance policies hereinafter referred to collectively as "Insurance") as follows:

            A.   Broad Form Comprehensive General Liability with limits of no less than One Million ($1,000,000) Dollars in case of damage or injury to one or more persons, including indemnification coverage and property damage insurance of Five Hundred Thousand Dollars ($500,000); both of which shall be considered primary policies;

            B.   All risk coverage on all personal property covering his/her
               "New World Coffee & Bagels" Store and premises and contents thereof, including, without limitation, all supplies, inventory, fixtures, and equipment and business interruption in amounts not less than is sufficient to meet the co-insurance requirements of Franchisee's policies, and contain a replacement value endorsement in an amount not less than ninety percent (90%) of the replacement value thereof, and any loss shall be payable to Franchisor and Franchisee as their interests may appear;

            C.   Worker's Compensation and Disability Insurance as may be
               required by law;

            D.   Products Liability Insurance in an amount not less than One
               Million ($1,000,000) Dollars, which policy shall be considered primary;

            E.   Insurance in an amount covering three (3) years of rent and other charges for the Store; and

            F.   Any other insurance coverage as required by the State, Federal or local municipality in which the franchised premises is located.

       12.2 The insurance shall cover the acts or omissions of each and every one of the persons who perform services of whatsoever nature at the Franchisee's "New World Coffee & Bagels" Store, and shall protect against all acts of any persons who patronize the "New World Coffee & Bagels" Store and shall contain a waiver of subrogation against Franchisor.

       12.3 Prior to the opening of Franchisee's "New World Coffee & Bagels" Store, Franchisee shall deliver to Franchisor certificates of the Insurance, together with the copies of the actual policies issued, and will promptly pay all premiums thereon as and when the same become due. All policies shall provide that they are non-cancelable as to Franchisor in the absence of thirty (30) days written notice to Franchisor. Franchisor shall have the right, but shall not be obligated, to pay premiums due and unpaid by Franchisee or else to obtain substitute coverage in the case of cancellation. Any cost thereof to Franchisor shall be added to the Royalty Fees otherwise payable to Franchisor under this Agreement, provided, however, that same shall be due and payable to Franchisor by the Franchisee within five (5) days of demand therefore.

       12.4 Franchisor reserves the right to demand that Franchisee obtain Insurance from time to time which is different in coverage, risks, amount or otherwise from the foregoing in order to protect fully the parties having insurable interests in the Franchisee's "New World Coffee & Bagels" Store, provided such Insurance is reasonably common in the area for similar operations.

       12.5 Franchisee shall immediately notify Franchisor, in writing, of any accidents, injury, occurrence or claim that might give rise to a liability or claim against Franchisor or which could materially affect Franchisee's business, and such notice shall be provided no later than the date upon which Franchisee notifies his/her insurance carrier.

                            ARTICLE XIII

            RELATIONSHIP OF THE PARTIES: INDEMNIFICATION

       13.1 Relationship between Franchisor and Franchisee is strictly that of a franchisor and franchisee, and Franchisee shall be deemed to be an independent contractor. This Agreement does not create a fiduciary relationship between Franchisor and Franchisee, joint venture, partnership, or agency and any act or omission of either party shall not bind or obligate the other except as expressly set forth in this Agreement.

       13.2 Franchisee recognizes that Franchisor has entered into this Agreement in reliance upon and in recognition of the fact that Franchisee will have full responsibility for the management and operation of the business and that the amount of profit or loss resulting from the operation of the business will be directly and solely attributable to the performance of Franchisee.

       13.3 Except as expressly granted herein, Franchisee recognizes that nothing contained in this Agreement shall be construed as giving to Franchisee or to any other person or entity, any right or interest in the Franchisor's names, Marks, trade secrets, methods, procedures or techniques developed by Franchisor and used in the System. Further, except as specifically set forth in Article I hereof, nothing contained herein shall be construed as limiting Franchisor's right, title or interest in the "New World Coffee & Bagels" name, Marks, trade secrets, methods, procedures and techniques which are a part of the System or Franchisor's sole and exclusive right to register, trade secrets, methods, procedures and techniques.

       13.4 In all public records and prominently displayed in Franchisee's
   "New World Coffee & Bagels" Store and in Franchisee's relationship with third parties, as well as on letterheads, business forms, Franchisee shall indicate clearly the independent ownership of the Franchisee's "New World Coffee & Bagels" Store, and that the operations of same are separate and distinct from the operation of Franchisor's business. Franchisor shall have the absolute right to approve and/or supply any sign displays containing the foregoing.

       13.5 The Franchisor shall have no liability for any sales, use, excise, gross receipts, property or other taxes, whether levied upon Franchisee, the Store or its assets, or upon the Franchisor in connection with sales made, services performed or business conducted by Franchisee.

       13.6 Franchisee shall indemnify and hold the Franchisor and its subsidiaries, affiliates, stockholders, directors, officers, employees, agents and assignees harmless against, and to reimburse them for, any loss, liability, taxes or damages (actual or consequential) and all reasonable costs and expenses of defending any claim brought against any of them or any action in which any of them is named as a party (including, without limitation, reasonable accountants', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses) which any of them may suffer, sustain or incur by reason of, arising from or in connection with Franchisee's ownership or operation of the "New World Coffee & Bagels" Store, which is due to Franchisee's negligence, breach of contract or other civil wrongs, unless such loss, liability or damage is solely due to the gross negligence of the Franchisor (or any of its affiliates, i.e., any controlling, controlled by, or under common control with the Franchisor) in producing, handling or storing the Proprietary Products sold to Franchisee (provided Franchisee shall have established that Franchisee inspected such Proprietary Products in accordance with the procedures set forth in the Confidential Operations Manual and could not have reasonably discovered the adulteration or other defect in such Proprietary Products which was the cause of such loss, liability or damage). Franchisee acknowledges and agrees that any action or inaction by any third party (e.g., an independent carrier) which is not an affiliate of the Franchisor, in connection with handling or storing the Proprietary Products shall not be attributable to or constitute negligence of the Franchisor.

       13.7 The Franchisor shall indemnify and hold Franchisee harmless against, and to reimburse him/her for, any loss, liability or damage (actual or consequential) and all reasonable costs and expenses of defending any claim expenses of defending any claim brought against him/her or any action in which he/she is named as a party (including, without limitation, reasonable accountants', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses) which he/she may suffer, sustain or incur solely by reason of, arising from or in connection with the gross negligence of the Franchisor (or any of its affiliates, i.e., any controlling, controlled by or under common control with the Franchisor) in producing, handling or storing the Proprietary Products (provided Franchisee shall have established that Franchisee inspected such Proprietary Products in accordance with the procedures set forth in the Confidential Operations Manual and could not have reasonably discovered the adulteration or other defect in such Proprietary Products which was the cause of such loss, liability or damage). Franchisee acknowledges and agrees that any action or inaction by any third party (e.g., an independent carrier) which is not an affiliate of the Franchisor, in connection with handling or storing of the Proprietary Products shall not be attributable to or constitute negligence of the Franchisor.

                             ARTICLE XIV

                      COVENANTS NOT TO COMPETE

       14.1 During the term of this Agreement, or any extension thereof, neither Franchisee, nor any partner, if the Franchisee is a partnership, nor any shareholder if the Franchisee is a corporation, shall either directly or indirectly for himself or herself or on behalf of, or in conjunction with any other person, persons, partnership association or corporation, own, maintain, engage in, participate or have any interest in the operation of any enterprise which is the same or substantially similar to the "New World Coffee & Bagels" franchise, or any other business which distributes, produces or sells gourmet coffee or bagels or bagel products, provided, however, that this prohibition should not apply to the ownership by the Franchisee of additional "New World Coffee & Bagels" Stores.

       14.2 For a period of two (2) years following termination, expiration, or non-renewal of this Agreement, except where the termination occurs due to the fault or action of the Franchisor and not due to default of the Franchisee or any partner, if the Franchisee is a partnership, or any shareholder if the Franchisee is a corporation, the Franchisee shall not, except with respect to the ownership or operation by Franchisee of additional "New World Coffee & Bagels" Stores:

            A.   Engage, employ or compensate or seek to employ any person who is at that time engaged, operating or employed by or at any other "New World Coffee & Bagels" Stores, or to otherwise directly or indirectly induce such person to leave his or her employment thereat;

            B.   Either directly or indirectly for himself or on the behalf of, or in conjunction with any other person, persons, partnership, association or corporation, own, maintain, engage in, participate in, or have any interest in the operation of any enterprise which directly or indirectly competes with or is the same or substantially similar to the "New World Coffee & Bagels" franchise covered by this Agreement, or which distributes, produces or sells gourmet coffee or bagels or bagel products within the "Minimum Area of Competition." The "Minimum Area of Competition" shall be deemed to be that area which is within a radius of twenty-five (25) miles from Franchisee's Store, or any "New World Coffee & Bagels" Exclusive Territory or any other "New World Coffee & Bagels" Store in operation on the effective date of termination or expiration, whether franchised or company-owned.

       14.3 In the event Franchisee fails or refuses to comply with the in-term or post-term covenants of this Article, even if such failure or refusal is based upon a claim that the laws of any particular jurisdiction excuse such non-compliance or make the provision of said paragraph unenforceable in whole or in part, and provided that the jurisdiction in which Franchisee's "New World Coffee & Bagels" Store is located permits, Franchisee hereby separately covenants and agrees that while this Agreement is in effect and for two (2) years after its termination, except where termination occurs due to the fault or action of Franchisor and not due to default of Franchisee, Franchisor shall have the right to require that all sales made in the operation of any business which directly or indirectly competes with it or with a "New World Coffee & Bagels" Store or to the System, or which distributes, produces or sells gourmet coffee or bagels or bagel products anywhere, if this Agreement is then in effect, or within the Minimum Area of Competition, if this Agreement has been terminated, shall be reported to Franchisor and Franchisee agrees to pay Franchisor upon demand, the weekly fee of Five Hundred Dollars ($500) on the times and in the manner specified in Article V hereof all without being deemed to revive, modify or expand this Agreement. The covenants of this Article shall survive the termination or expiration of this Agreement.

       14.4 Franchisee shall not, during the term of this Agreement or after its termination or non-renewal, communicate or divulge to any other person, persons, partnership or corporation, any Confidential Information or knowledge concerning the methods of operation used in a "New World Coffee & Bagels" Store franchise nor shall Franchisee disclose or divulge, in whole or in part, any trade secrets of Franchisor or its affiliated companies or subsidiaries thereof.

       14.5 The parties agree that the covenants contained in Sections 14.2 and
   14.3 above shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this
   Article is held unreasonable or unenforceable by a court or agency having valid jurisdiction in any unappealed final decision to which Franchisor is a party, Franchisee expressly agrees to be bound by any lesser covenant subsumed with the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated and made a part of this Article.

       14.6 Franchisee covenants and agrees that he/she shall not, during the term hereof, any renewals hereof, and for two (2) years after termination, cancellation, non-renewal or expiration, in any communications with any customer, employee, contractor, supplier, vendor, business or legal associate, or other franchisee or master franchisee of Franchisor or any of it's affiliates, subsidiaries or successors and assigns, criticize, ridicule, or make any statement (written or oral) which disparages, or is derogatory of or detrimental to the Franchisor, its affiliates, subsidiaries, franchisees, successors, assigns, or any of its past or present officers, directors, agents or employees. Franchisee hereby acknowledges that any breach of this covenant will result in immediate, irreparable, quantifiable harm to the Franchisor, and that Franchisor shall be entitled to any and all remedies at law or in equity for damages, directly or indirectly caused by such breach.

       14.7 Franchisee acknowledges that the foregoing restrictions are reasonable, are not vague or indefinite, and are designed to protect legitimate business interests of Franchisor, and that in the event of a breach of covenants contained in this paragraph, the damage to Franchisor would be difficult to ascertain, and in addition to the liquidated damages payable to Franchisor as hereinafter provided for the breach of any or all of said covenants, Franchisor shall be entitled to seek injunctive and/or other equitable relief against the violation of any said covenants, together with reasonable attorneys' fees and costs.

       14.8 Covenants contained in this Article shall be construed as severable and independent and shall be interpreted and applied consistently with the requirements of reasonableness and equity. Any judicial reformation of these covenants consistent with this interpretation shall be enforceable as though contained herein and shall not affect any other provisions or terms of this Agreement.

       14.9 Franchisee and his/her Store manager, if one exists, shall be obligated to execute Exhibit "G" to this Franchise Agreement.

                             ARTICLE XV

                     MODIFICATION OF THE SYSTEM

       Franchisee recognizes and agrees that from time to time hereafter, Franchisor may change or modify the System presently identified by its Marks, including the adoption and use of new or modified trade names, service marks, trade names, or copyrighted materials, new products, product specifications, changes or modifications, new equipment including, but not limited to, trade dress, awnings, or new techniques, and new technological developments, and that Franchisee will accept and use for the purpose of this Agreement any such change in the System, including new or modified trade names, service marks, trademarks, or copyrighted materials, new products, new equipment or new techniques, as if they were part of this Agreement at the time of execution hereof, provided the financial burden placed upon Franchisee is not substantial. Franchisee will make such expenditures and such changes or modifications in the System as Franchisor may reasonably require.

                             ARTICLE XVI

                             FRANCHISEE

       The term "Franchisee" shall include all persons who succeed to the interest of the original Franchisee by transfer or operation of law and shall be deemed to include not only the individual or entity defined as "Franchisee" in the introductory paragraph of this Agreement, but shall also include partners of the entity that executes this Agreement, in the event said entity is a partnership, and all shareholders, officers and directors of the entity that executes this Agreement, in the event said entity is a corporation. By their signatures hereto, all partners, shareholders, officers and directors of the entity that signs this Agreement as Franchisee acknowledges and accepts the duties and obligations imposed upon each of them, individually, by the terms of this Agreement. The singular usage includes the plural and the neuter and masculine usages include the other and the feminine.

                            ARTICLE XVII

                             TERMINATION

       17.1 Franchisor may terminate this Agreement upon the occurrence of any of the following events of default:

            A.   Failure by Franchisee to make complete and timely payment of any and all fees and billings due Franchisor or any of its subsidiary or affiliated corporations;

            B.   Failure to comply with the reporting or record keeping
               requirements of this Agreement, and/or the under-reporting of gross sales by two (2%) percent or more;

            C.   The misstatement by Franchisee of any material fact, or
               failure to disclose or understatement of any material fact in any report furnished to the Franchisor pursuant to this Agreement or the Confidential Operations Manual, whether or not such misstatement or failure to disclosure or understatement is intentional;

            D.   A breach by Franchisee of any provision of this Agreement, any material provision of the Confidential Operations Manual, or any other agreement between Franchisor and Franchisee or any of its subsidiary or affiliated corporations; including but not limited to Franchisee's sublease;

            E.   Failure by Franchisee to make good faith efforts to carry out the provisions of this Agreement;

            F.   Franchisee's engaging in any conduct or practice that in the reasonable opinion of Franchisor, is detrimental or harmful to the good name, goodwill or reputation of Franchisor or its Proprietary Products or other franchisees, or the public;

            G.   Franchisee's engaging in any conduct or practice that is a fraud upon consumers, or is an unfair, unethical, or deceptive trade, act or practice;

            H.   Any pledge or attempted pledge of Franchisor's credit by
               Franchisee, or an attempt by Franchisee to bind Franchisor to any obligation;

            I.   Failure by Franchisee to participate in the advertising,
               promotional, or marketing activities, services, and programs that are established by Franchisor or Franchisor's Marketing Fund;

            J.   Unauthorized or improper use by Franchisee of Franchisor's
               Marks;

            K.   Misuse or unauthorized disclosure by Franchisee of the
               Confidential Operations Manual, information or materials;

            L.   Failure to use or sell any of the Proprietary Products to the exclusion of those of any competitors and the failure to perform all of the services required by Franchisor, including but not limited to the forwarding of copies of all health or sanitation or other regulatory agency reports to Franchisor immediately upon receipt thereof;

            M.   Failure to open Franchisee's "New World Coffee & Bagels" Store at the location mutually agreed upon in the Single Unit Franchise
              Owner Development Agreement within the time specified in the lease or sublease;

            N.   Except as otherwise provided herein, failure by Franchisee to purchase his/her entire requirement of any of the Proprietary Products either from Franchisor or from sources of supply designated by Franchisor and to sell the same to the consuming public using his/her best efforts;

            O.   Failure to correct any local, state or municipal health or sanitation law or code violation within seventy-two (72) hours after being cited for such violation;

       17.2 To terminate Franchisee for default of this Agreement pursuant to
   Section 17.1 above, Franchisor shall first provide Franchisee with written notice of termination, which notice shall specify the reason for and the Effective Date of Termination. This Agreement shall terminate on the date specified therein, which shall not be less than thirty (30) days from the posted day of the notice, except that in those instances where the default is based upon monies due and owing, the notice shall be seven (7) days (or such longer period as provided by State law), unless:

            A.   Franchisee cures the default or reason for termination during the notice period; or

            B.   Franchisee has, in good faith, initiated a cure of the default or reason for termination within the notice period, and such default or reason cannot be completely cured during the notice period because of factors reasonably beyond the exclusive control of Franchisee, in which event, Franchisor, by notice, shall permit
               Franchisee a reasonable opportunity, in light of such factors, to effect a complete cure;

            C.   The provisions of Subsection 17.2 A and B notwithstanding, this Agreement shall nonetheless terminate if the default or reason for termination has been set forth in three (3) prior notices of termination within any prior twelve (12) month period, and/or if two (2) or more health code violations have been committed within any prior twelve (12) month period, or if Franchisee is terminated as a result of under-reporting Gross Sales by two (2%) percent or more.

       17.3 Upon written notice to Franchisee, Franchisor may without right to cure, immediately terminate this Agreement upon the occurrence of any of the following events of default:

            A.   Any action by Franchisee, any of his partners, if Franchisee is a partnership, or any of its officers, directors or stockholders of Franchisee is a corporation, which results in:

                 (i)  An affirmative act of insolvency;

                 (ii) An assignment for the benefit of creditors; or

                 (iii)     The filing of a petition under any bankruptcy,
                         reorganization, insolvency, or moratorium law, or any law for the relief of, or relating to, debtors, except with respect to any relief permitted under the Federal Bankruptcy Code.

            B.   The filing of any involuntary petition under any bankruptcy statue against Franchisee, any of its partners, or any of its stockholders owning at least 25% of any class of stock, or the appointment of any receiver or trustee to take possession of property of Franchisee, any of its partners, or any of its stockholders owning 25% of any class of stock of Franchisee;

            C.   Failure by Franchisee to satisfy fully a civil judgment
               obtained against Franchisee for a period of more than thirty (30) days after all rights of appeal have been exhausted, or execution of such a judgment, execution of a lien, or foreclosure by a secured party or mortgage against Franchisee's property, which judgment, execution of a lien, for foreclosure by a secured party or mortgage would have an adverse or detrimental effect upon Franchisee's franchised operation;

            D.   Conviction of Franchisee, or any partner of Franchisee or any officer, director, or stockholder owning at least 25% of any class of stock of Franchisee, of any crime which in the reasonable business judgment of Franchisor would adversely affect the goodwill or interest of Franchisee's Franchised Business;

            E.   The uncured default by Franchisee under any lease or sublease of Franchisee's "New World Coffee & Bagels" Store which could possibly result in the loss by Franchisee of the right to possession, therein, for any reason whatsoever;

            F.   A final judgment or the unappealed decision of a court,
             regulatory officer, agency, or quasi-regulatory agency that results in the temporary or permanent suspensions or revocation of any permits or licenses, possession of which is a prerequisite to the operation of Franchisee's business or is required under applicable law;

            G.   The direct or indirect assignment, transfer, sale or
             encumbrance by Franchisee of this Agreement or franchise or any of his rights or privileges contrary to this Agreement, or any attempt by Franchisee to sell, assign, transfer or encumber the Franchised Business contrary to the terms of this Agreement;

            H.   Failure by Franchisee to remain open for business as required by this Agreement or as may be required by the Confidential Operating Manual, as may be limited by local law, or the prime landlord, or the abandonment or vacating by Franchisee of his/her "New World Coffee & Bagels" Store for three (3) or more consecutive days (or for such other period as would be grounds for termination of Franchisee's sublease); or

            I.   Dissolution, judicial or otherwise, or liquidation of
               Franchisee, if Franchisee is a corporation or partnership.

            J.   Failure by the franchisee to correct a violation which puts the well-being of the public in danger.

                            ARTICLE XVIII

                  RIGHTS AND DUTIES OF THE PARTIES
                   UPON EXPIRATION OR TERMINATION

       18.1 For the purpose of this Agreement, the "Effective Date of Termination" shall be the date indicated in any notice of termination sent pursuant to Section 17.2 or 17.3 of this Agreement or the day after the Term, as set forth in Section 4.1 of this Agreement.

       18.2 Upon the Effective Date of Termination, Franchisee shall no longer be an authorized "New World Coffee & Bagels" Franchisee and Franchisee shall pay all sums of money due Franchisor or any of its subsidiary or affiliated corporations within fifteen (15) days of the Effective Date of Termination, unless Franchisor gives written notice of an extension of this period.

       18.3 Upon the Effective Date of Termination, Franchisee shall discontinue the use of all Marks owned by or associated with Franchisor and all similar names and marks, or any other designation or mark associating Franchisee with the "New World Coffee & Bagels" System. If Franchisee is a corporation or partnership and, notwithstanding the prohibition of utilizing the "New World Coffee & Bagels" name in its corporate or partnership name, has used the "New World Coffee & Bagels" name or any names, marks or designations that associate Franchisee with Franchisor in its corporate or partnership name, Franchisee shall, within fifteen (15) days of the Effective Date of Termination, take all necessary steps to eliminate "New World Coffee & Bagels" from its corporate or partnership name, at his own cost and expense.

       18.4 Upon the Effective Date of Termination, Franchisee shall cease displaying and using all signs, stationery, letterheads, forms, manuals, printed matter, advertising, and other material containing the Marks, "New World Coffee & Bagels" or any other names, marks, or designations that associate Franchisee with the "New World Coffee & Bagels" System.

       18.5 After the Effective Date of Termination, Franchisee shall refrain from taking any action indicating or implying that he is an authorized "New World Coffee & Bagels" franchisee.

       18.6 Franchisee shall maintain all financial records and reports required pursuant to this Agreement or the Confidential Operations Manual for a period of not less than three (3) years after the Effective Date of Termination. Franchisee shall permit Franchisor to make final inspection of Franchisee's financial records, books, tax returns, and other accounting records within three (3) years of the Effective Date of Termination.

       18.7 Upon the Effective Date of Termination, Franchisee shall, pursuant to the lease or sublease or conditional lease assignment and upon demand of Franchisor, vacate and surrender the Store premises in accordance with the terms and conditions under the terms of the lease, sublease and/or conditional lease assignment.

       18.8 Upon the Effective Date of Termination, Franchisee shall cease all use of telephone numbers used by Franchisee while conducting business as a "New World Coffee & Bagels" Franchisee and shall promptly execute such documents or take such steps necessary to remove Franchisee's listing as a "New World Coffee & Bagels" franchise, and shall promptly execute such documents or take such steps necessary to remove Franchisee's listing as a "New World Coffee & Bagels" franchise from the "Yellow Pages," all other telephone directories, and all other trade or other business directories.

       18.9 Within fifteen (15) days from the Effective Date of Termination of this Agreement, Franchisee shall immediately turn over to Franchisor all manuals, including the Confidential Operations Manual, records, files, instructions, recipes, menus, correspondence, any and all materials relating to the operation of the Franchised Business in Franchisee's possession, and all copies of such written materials (all of which are acknowledged to be Franchisor's property), and shall retain no copy or record of any of the foregoing, except only Franchisee's copy of this Agreement and of any correspondence between the parties, and any other documents which the Franchisee reasonably needs for compliance with any provision of law and the records described in Section 18.8 hereof.

       18.10 Franchisor shall have the right (but not the duty) to be exercised by notice of intent to do so within ten (10) days after the Effective Date of Termination, to purchase any or all of the Proprietary Products, signs, advertising material, supplies, equipment and any items bearing Franchisor's Marks at Franchisee's cost or fair market value, whichever is less. If the parties cannot agree on fair market value, within a reasonable time, an independent qualified appraiser shall be designated by each party and their determination shall be binding on both parties. If these appraisers are unable to arrive at a fair market value, they will designate a third approved appraiser whose determination shall be binding upon both parties. If Franchisor elects to exercise any option to purchase herein provided, it shall have the right to set off all amounts due from Franchisee under this Agreement, and the cost of the appraisal, if any, against any payment therefor.

       18.11 Franchisor shall have the right to enter the Store for the purpose of maintaining the operation of the Store on a daily basis. Pursuant to this right, Franchisor shall have the right to assume the equipment lease or note payments until such time as the Store is either sold to a new franchisee or closed.

       18.12 No right or remedy herein conferred upon or reserved to Franchisor is exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy given hereunder.

       18.13 Nothing contained herein shall be deemed to relieve Franchisee of any obligations or responsibilities or liabilities incurred by Franchisee during the term of this Agreement or any renewals hereof, or his/her lease or sublease and which obligations, responsibilities or liabilities shall survive the termination, expiration or non-renewal of this Agreement, lease or sublease.

                             ARTICLE XIX

                COMMENCEMENT AND HOURS OF OPERATIONS

       Franchisee recognizes that continuous and daily availability of any of the proprietary products to the public is essential to the adequate promotion of Franchisee's "New World Coffee & Bagels" Store and that any failure to provide such availability affects Franchisor both locally and nationally. Franchisee shall make himself or herself personally available to sell the Proprietary Products and Products to the consuming public at a minimum of twelve (12) hours per day, seven (7) days per week, or as required by any lease or sublease if different, except where prohibited or otherwise regulated by a governmental authority, including any state or local licensing authority and shall otherwise conduct the business in accordance with generally accepted business standards or where business activity warrants less. These requirements may be changed by Franchisor from time to time, upon reasonable notice to Franchisee and may differ from one franchisee to another based upon the specific characteristics of a particular location.

                             ARTICLE XX

                     TRANSFERABILITY OF INTEREST

       20.1 Franchisee understands and acknowledges that the rights and duties created by this Agreement are personal to him or her (or to Franchisee's owners if Franchisee is a corporation or a partnership), therefore, neither this Agreement, nor the franchise granted hereby shall be assignable or transferable by Franchisee, nor may the same be mortgaged, pledged or encumbered by him or her without the express prior consent of Franchisor, and any purported assignment, mortgage, pledge or encumbrance thereof, without the consent of Franchisor, shall be null and void. The issuance or transfer of any stock (including by way of any public stock offering) or partnership interest(s) in Franchisee or its merger, a consolidation or dissolution, if the Franchisee is a corporation or a partnership, shall be deemed an assignment of this Agreement and of the franchise granted herein.

       20.2 If Franchisee is an individual, Franchisor hereby consents, upon thirty (30) days prior written notice, to the assignment by Franchisee of all of his/her rights and benefits under this Agreement to a corporation of which Franchisee owns at least a majority of the voting and equity stock, provided that:

            A.   Such corporation is newly organized and its activities and corporate purposes are confined exclusively to acting as a "New World Coffee & Bagels" Store franchise under this Agreement;

            B.   Such corporation and all stockholders thereof execute a
             Transfer of Franchise to a Corporation form, or such other form as shall be provided or approved by Franchisor, in which they jointly and severally assume all of the past and future obligations of Franchisee under this Agreement, to the same extent as if they had originally executed this Agreement as Franchisee;

            C.   Franchisee or his designated manager actively manages such corporation and continues to devote his best efforts and full and exclusive time to the day-to-day operation and development of the franchise and the business of the "New World Coffee & Bagels" Store and Franchisee shall remain personally liable in all respects under this Agreement, including but not limited to payment for the purchase of any of the proprietary products, jointly and severally with such corporation and any and all other stockholders thereof and;

            D.   All stock certificates of such corporation bear the following legend, which shall be printed legibly and conspicuously on the front of each such stock certificate:

            "The transfer of this stock certificate is subject to the
               terms and conditions of a certain Franchise Agreement entered into with New World Coffee & Bagels, Inc. dated ________, 19____."

       20.3 In the event Franchisee, any stockholder or partner of a corporate or partnership Franchisee, or any legal heir or legatee of any deceased Franchisee, or of any deceased stockholder or partner of any corporate or partnership Franchisee, desire to effect any sale or assignment of any partnership, stock or other interest in this Agreement, or of Franchisor's rights and benefits under this Agreement, and has been a Franchisee for a period of three (3) years or more, including, without limitation, the franchise granted hereby, and/or the ownership or sublease for the "New World Coffee & Bagels" Store franchised hereby, Franchisee or such other authorized person or party shall give Franchisor written notice of all of the terms of any such bona fide offer within fifteen (15) days after receipt of such offer, including providing Franchisor with all other documents and data required prior to the Franchisor approving the sale. Franchisor shall have the right of first refusal, for a period of fifteen (15) days after receipt of such notice to notify Franchisee or such other person or party of Franchisee's desire, to exercise such option under the same terms and conditions as the aforesaid bona fide offer. If Franchisor fails to exercise such option in the time period allotted, then Franchisee shall be free to contract with the person who made such bona fide offer solely on the same terms and conditions thereof, subject, of course, to Franchisee's compliance with all of the other terms and provision of this Agreement. In the event the terms of such bona fide offer change, then Franchisee shall be obligated to re-offer the franchise to Franchisor for an additional fifteen (15) day period.

       20.4 In addition to all of the other conditions set forth in Sections
   20.2 and 20.3 hereof which pertain to the right of Franchisee to assign, transfer or sell the license created hereunder, Franchisee hereby agrees that any and all rights of assignment, transfer or sale by Franchisee of this franchise and the rights therein are conditioned upon compliance with each of the following:

            A.    Any such assignment, transfer, or sale shall be subject to the approval by Franchisor of such assignee and of the moral and credit background of such assignee and any and all stockholders or partners thereof, which approval shall not be unreasonably withheld;

            B.   The assignee, transferee, or purchaser and all stockholders or partners thereof if same is a corporation or partnership, shall at Franchisor's option, either personally assume in writing all of the obligations of Franchisee, either disclosed or undisclosed and under this Agreement or execute the then-current Franchise Agreement, in the form used by Franchisor, except that Royalty Fee and Advertising Fee thereunder shall not be greater than that provided by Article V and IX hereof for the remainder of what would have been the initial term of this Agreement. However, Franchisor shall have the right to reasonably increase the Royalty Fee and the Advertising Fee in conformity with the "New World Coffee & Bagels" System, during any renewals thereof;

            C.   Franchisee, such assignee, transferee or purchaser and any and all stockholders or partners of all thereof, shall execute a general release in favor of Franchisor, its officers, directors, and employees, of any and all claims and cause of action that they may have against Franchisor or its subsidiary or affiliated corporations in any way relating to this Agreement or the performance or non-performance thereof by Franchisor;

            D.   All prior obligations and debts of Franchisee or corporate assignee of Franchisee owed to Franchisor under or in connection with this Agreement shall be paid concurrently with such assignment;

            E.   Franchisee must not be in default under this Agreement or any renewals thereof or of any lease or sublease agreement to which Franchisee is a party;

            F.   Assignee, transferee, or purchaser shall not be in the same business as Franchisor either as a franchisor, licensor, as an independent operator, franchisee of any chain or network which is similar in nature or in competition with Franchisor except that the assignee, transferee or purchaser may be an existing franchisee of Franchisor;

            G.   Prior to the effective date of the assignment, transfer or sale, the assignee, transferee, or purchaser must satisfactorily complete the Franchisor's training program required of all new franchisees;

            H.   Assignee, transferee, or purchaser shall, prior to any such assignment, pay to Franchisor a non-refundable training and transfer fee of $2,500, to reimburse Franchisor for its legal and accounting fees, credit investigation, training expenses, and other charges and expenses in connection with such assignment, transfer or sale; and

            I.   Franchisee shall enter into an agreement with the Franchisor agreeing to subordinate to such assignee, transferee or purchaser's obligations to the Franchisor, including, without limitation, any Royalty Fees and Advertising Fees, any obligations of such assignee, transferee or purchaser to make installment payments of the purchase price to Franchisee.

       20.5 Franchisor shall have the right, without the need for Franchisee's consent, to assign, transfer or sell its rights under this Agreement to any person, partnership or corporation provided that the transferee agrees in writing to assume all obligations undertaken by Franchisor herein and Franchisee receives a statement from both Franchisor and its transferee to that effect. Upon such assignment and assumption, Franchisor shall be under no further obligation hereunder, except for accrued liabilities, if any.

       20.6 In addition to the requirements of this Article, Franchisee must promptly ("promptly" herein defined as within fifteen (15) days of receipt of an offer to buy) give Franchisor additional written notice whenever Franchisee has received an offer from a third party to buy Franchisee's business franchised hereunder. Franchisee must also give Franchisor written notice simultaneously with any offer to sell Franchisee's "New World Coffee
   & Bagels" Store made by, for, or on behalf of Franchisee. The purpose of this subsection is to enable Franchisor to comply with any applicable state or federal franchise disclosure law or rules. Franchisee agrees to indemnify and hold Franchisor harmless for Franchisee's failure to comply with this subsection.

       20.7 The Franchisor's consent to an assignment of any interest subject to the restrictions hereof shall not constitute a waiver of any claims it may have against the assignor, nor shall it be deemed a waiver of the Franchisor's right to demand exact compliance with any of the terms or conditions of this Agreement by the assignee, transferee or purchaser.

       20.8 In the event Franchisee shall, subject to the restrictions and conditions of transfer contained in this Article, attempt to raise or secure funds by the sale of securities (including, without limitation, common or preferred stock, bonds, debentures or general or limited partnership interests) in Franchisee or any affiliates of Franchisee, Franchisee, recognizing that the written information used with respect thereto may reflect upon the Franchisor, agrees to submit any such written information to the Franchisor prior to its inclusion in any registration statement, prospectus or similar offering circular or memorandum and to obtain the written consent of the Franchisor to the method of financing prior to any offering or sale of such securities. The written consent of the Franchisor pursuant to this Section 20.8 shall not imply or constitute the approval of the Franchisor with respect to the method of financing, the offering literature submitted to the Franchisor or any other aspect of the offering. No information respecting the Franchisor or any of its affiliates shall be included in any securities disclosure document, unless such information has been furnished by the Franchisor, in writing, pursuant to the written request of the Franchisee, in which the Franchisee states the specific purpose for which the information is to be used. Should the Franchisor, in its sole discretion, object to any reference to the Franchisor or any of its affiliates or any of their businesses in such offering literature or prospectus, such literature or prospectus shall not be used unless and until the objections of the Franchisor are withdrawn. The Franchisor assumes no responsibility for the offering whatsoever.

            A.   The prospectus or other literature utilized in any such
              offering shall contain the following language in bold-face type on the first textual page thereof:

            "NEITHER NEW WORLD COFFEE & BAGELS, INC., NOR ANY OF ITS
               AFFILIATES ASSUMES ANY RESPONSIBILITY WITH RESPECT TO THIS OFFERING AND/OR THE ADEQUACY OR ACCURACY OF THE INFORMATION SET FORTH HEREIN, INCLUDING ANY STATEMENTS MADE WITH RESPECT TO ANY OF THEM. NEITHER NEW WORLD COFFEE & BAGELS, INC., NOR ANY OF ITS AFFILIATES ENDORSES OR MAKES ANY RECOMMENDATION WITH RESPECT TO THE INVESTMENT CONTEMPLATED BY THIS OFFERING."

            B.   Franchisee and each of its owners shall indemnify, defend and hold harmless the Franchisor and its affiliates, and their respective officers, directors, employees and agents, from any and all claims, demands, liabilities, and all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in the defense of such claims, demands or liabilities, arising from the offer or sale of such securities, whether asserted by a purchaser of any such security or by a governmental agency. The Franchisor shall have the right (but not the obligation) to defend any such claims, demands or liabilities and/or to participate in the defense of any action to which the Franchisor or any of its affiliates or any of their respective officers, directors, employees or agents is named as a party.

                             ARTICLE XXI

                  DEATH OR INCAPACITY OF FRANCHISEE

       21.1 In the event of the death, permanent incapacity or disability of Franchisee, i.e., he/she is unable to operate the Franchised Business, as an individual Franchisee, or any partner of a Franchisee which is a partnership, or any shareholder owning fifty percent (50%) or more of the capital stock of a franchisee which is a corporation, the Franchisor shall consent to a transfer of said Franchisee's interest to his/her heirs, beneficiaries or family designees, (hereinafter referred to in this Article as "Transferee") without payment of a transfer fee, subject to the following conditions:

            A.   The Transferee must complete and be approved through
               Franchisor's standard franchise selection process including satisfactorily demonstrating to Franchisor that he/she meets the financial character and managerial criteria as Franchisor shall then be applying in considering applications for new Franchisees;

            B.   The Transferee shall agree, in writing, to personally assume liability for and to perform all the terms and conditions of this Agreement to the same extent as the original Franchisee; and

            C.   The transfer occurs within thirty (30) days following the
               death, permanent incapacity or disability of Franchisee.

       21.2 If the Transferee is not approved, the Franchisee or his/her legal representative shall use his/her best efforts to sell the "New World Coffee
   & Bagels" Store to a party acceptable to Franchisor, within twelve (12) months from the date of the Franchisee's death or permanent incapacity or disability and Franchisor shall have the option, but not the obligation, to operate and/or manage the "New World Coffee & Bagels" Store for the account of Franchisee's estate until the deceased or incapacitated Franchisee's interest is transferred to another party acceptable to Franchisor. Should Franchisor elect to operate and/or manage the franchised Store, Franchisor shall make a complete accounting and shall forward fifty percent (50%) of the net income for the operation of the Store to Franchisee's estate. If the conveyance of the "New World Coffee & Bagels" Store to a party acceptable to Franchisor has not taken place within the twelve (12) month period, Franchisor shall have the option but not the duty to purchase the "New World Coffee & Bagels" Store and its equipment therein at the fair market value thereof as determined by independent qualified appraisers selected by the Franchisor and the estate. In the event that these appraisers cannot agree on a fair market value, a third appraiser shall be selected by the other two appraisers and his determination shall be binding on both parties. However, if the Franchisor chooses not to repurchase the "New World Coffee & Bagels" Store, then it may elect to terminate this Agreement, in which event the Franchised Business hereunder will automatically revert back to the Franchisor, with the Franchisor being obligated to purchase the equipment and trade fixtures at their book value, as set forth in the last certified financial statement of Franchisee.

                            ARTICLE XXII

                      OPERATION IN THE EVENT OF
                        ABSENCE OR DISABILITY

       In order to prevent any interruption of the Store operations which would cause harm to the Franchised Business, thereby depreciating the value thereof, Franchisee authorizes Franchisor, who may, at its option, in the event that Franchisee is absent for any reason or is incapacitated by reason of illness and is unable, in the sole and reasonable judgment of Franchisor, to operate the Franchised Business, operate the Franchised Business for so long as Franchisor deems necessary and practical, and without waiver of any other rights or remedies Franchisor may have under this Agreement. All monies from the operation of the Franchised Business during such period of operation by Franchisor shall be kept in a separate account, the expenses of the Franchised Business, including reasonable compensation and expenses for Franchisor's representative, shall be charged to said account. If, as herein provided, Franchisor temporarily operates the Franchised Business franchised herein for Franchisee, Franchisee shall indemnify and hold harmless Franchisor and any representative of Franchisor who may act hereunder, from any and all acts which Franchisor may perform, as regards the interests of Franchisee or third parties.

                            ARTICLE XXIII

                          INJUNCTIVE RELIEF

       23.1 In the event that Franchisee is in default, except for default with respect to monies required to be paid by Franchisee to Franchisor, under any provisions of this Agreement, Franchisor shall be entitled to seek a permanent injunction and any preliminary or temporary equitable relief in connection therewith, in order to restrain the violation of this Agreement by Franchisee or any person acting for him or in his behalf. In addition, Franchisor shall be entitled to its reasonable attorney's fees and court costs, in connection therewith or in connection with any other remedy sought by Franchisor. This remedy shall be cumulative to any other remedy available to Franchisor and shall be subject to the terms and conditions of Article XXX hereof.

       23.2 Franchisee agrees that it is impossible to measure in money the damages which Franchisor will sustain in the event of Franchisee's breach of this Agreement and, therefore, in the event Franchisor institutes injunctive proceedings under this Article, Franchisee hereby waives the defense that Franchisor has an adequate remedy at law.

                            ARTICLE XXIV

                         RISK OF OPERATIONS

       FRANCHISEE RECOGNIZES THAT THERE ARE MANY UNCERTAINTIES AND RISKS OF
   THIS BUSINESS, AND THEREFORE, FRANCHISEE AGREES AND ACKNOWLEDGES THAT, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, NO REPRESENTATION, WARRANTIES, GUARANTIES OR AGREEMENTS HAVE BEEN MADE TO FRANCHISEE, EITHER BY FRANCHISOR OR BY ANYONE ACTING ON ITS BEHALF OR PURPORTING TO REPRESENT LEVEL OF BUSINESS OR PROFITS THAT FRANCHISEE MIGHT REASONABLY EXPECT, THE DESIRABILITY, PROFITABILITY OR EXPECTED CUSTOMER VOLUME OF THE "New World Coffee & Bagels" STORE. FRANCHISEE HEREBY ACKNOWLEDGES THAT ALL SUCH FACTORS ARE NECESSARILY DEPENDENT UPON VARIABLES WHICH ARE BEYOND FRANCHISOR'S CONTROL, INCLUDING, WITHOUT LIMITATION, THE ABILITY, MOTIVATION, AMOUNT AND QUALITY OF EFFORT EXPENDED BY FRANCHISEE. FRANCHISEE THEREFORE RELEASES FRANCHISOR, ITS SUBSIDIARY OR AFFILIATED CORPORATIONS, OFFICERS, DIRECTORS, AFFILIATES AND EMPLOYEES FROM ANY CLAIMS, SUITS AND LIABILITY RELATING TO THE OPERATION OF FRANCHISEE'S "New World Coffee & Bagels" STORE INCLUDING, BUT NOT LIMITED TO, THE RESULTS OF ITS OPERATIONS, EXCEPTS TO THE EXTENT THAT THE SAME IS PREDICATED UPON THE BREACH OF A SPECIFIC WRITTEN OBLIGATION OF FRANCHISOR CONTAINED IN THIS AGREEMENT.

                             ARTICLE XXV

                          OTHER OBLIGATIONS

       Nothing contained in this Agreement shall inhibit or limit the unrestricted right of Franchisor to enter into or engage in any business or in the sale itself or the licensing to others for the sale of the proprietary food items other than the limitations imposed upon Franchisor by Article I hereof; Franchisee shall have no rights, benefits or entitlement with respect thereto.

                            ARTICLE XXVI

                            FORCE MAJEURE

       Neither party shall be responsible to the other for non-performance or delay in performance occasioned by, and causes beyond its control, including without limiting the generality of the foregoing acts or omission of other party, acts of civil or military authority, strikes, lockouts, embargoes, insurrections or acts of God, inability of Franchisor to purchase, deliver and/or manufacture of any of the Proprietary Products, provided that inability of a party to obtain funds shall be deemed to be a cause within the control of such party. If any such delay occurs, any applicable time period shall be automatically extended for a period equal to the time lost, provided that the party affected makes reasonable efforts to correct the reason for such delay and gives to the other party prompt notice of any such delay.



                            ARTICLE XXVII

                   WAIVER OF VIOLATION OR DEFAULT

       Waiver by Franchisor or Franchisee of any violation or default hereunder shall not alter or impair either party's right with respect to any subsequent violation or default nor shall any delay or omission on the part of either party to exercise any right arising from such violation of default, alter or impair such party's rights as to the same or any future violation or default. An acceptance by Franchisor or any payment from the Franchisee after the date on which such payment is due shall not operate as a waiver of Franchisee's default or violation hereunder, nor alter or impair Franchisor's rights with respect to such violation or default.

                           ARTICLE XXVIII

                           NOTICE AND TIME

       28.1 All communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or by fax transmission, or one (1) business day after being sent by overnight commercial courier service for next business day delivery, or five (5) days after being deposited in the United States mail, for certified or registered delivery, return receipt requested, postage prepaid. Notice to Franchisor shall be addressed to:

                      New World Coffee & Bagels, Inc.
                      379 West Broadway
                      New York, New York 10012
                      Attn: President

   COPY TO:           Harold L. Kestenbaum, P.C.
                      170 Old Country Road
                      Mineola, New York 11501

   Notice to Franchisee shall be addressed to:





       Either party may designate another address at any time by written notice to the other. Additionally, all payments and reports required to be made by Franchisee under this Agreement shall be given to Franchisor at the above address, except that regular reports may be sent by regular mail.

       28.2 Time is of the essence of this Agreement with respect to each and every provision in which time is a factor. Whenever this Agreement refers to a period of days, the first day to be counted shall be the first day following the designated action or event. For any period of five (5) or fewer days, only business days (excluding Saturdays, Sundays and national holidays) shall be counted. Unless expressly stated otherwise, any period longer than five (5) days shall be measured by calendar days, except that if the last day of any such period is not a business day, the period shall automatically be extended to the next business day.

                            ARTICLE XXIX

                       GOVERNING LAW AND VENUE

       29.1 This Agreement takes effect upon its acceptance and execution by the Franchisor in New York, and shall be interpreted and construed under the laws thereof, which laws shall prevail in the event of any conflict of law, except to the extent that the Federal Arbitration shall apply in accordance with Article XXX below.

       29.2 No right to remedy conferred upon or reserved to the Franchisor or Franchisee by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

       29.3 Franchise acknowledges that he/she has and will continue to develop a substantial and continuing relationship with Franchisor at is principal offices in the State of New York, where Franchisor's decision making authority is vested and franchise operations are conducted and supervised. Therefore, the parties herein irrevocably agree and consent that in any action or proceeding hereafter brought by either party to this Agreement, each will submit to the exclusive jurisdiction and venue of the Superior Court, Manhattan, or, where applicable, the United States District Court for the District of New York.

       29.4 The parties hereto agree to waive now and forever, any and all rights either may have under the federal statute known as RICO.

       29.5 The parties irrevocably waive trial by jury in any action, proceeding or counterclaim, whether at law or in equity, brought by either of them.

       29.6 In the event either party is required to employ legal counsel or to incur other expense to enforce any obligation of this Agreement, or to defend against any claim, demand, action or proceeding by reason of either party's failure to perform any obligation imposed by this Agreement, the prevailing party shall be entitled to recover from the losing party the amount of all reasonable attorney's fees of such counsel and all other expenses incurred in enforcing such obligation or in defending against such claim, demand, action, or proceeding, whether incurred prior to or in preparation for or contemplation of the filing of such action or thereafter.

       29.7 Franchisee agrees that he/she will not, on grounds of the alleged non-performance by Franchisor of any of his/her obligations hereunder withhold payment of any Royalty Fee, advertising contributions or any other amounts due to Franchisor.

                             ARTICLE XXX

                         DISPUTE RESOLUTION

       30.1 If both Franchisor and Franchisee agree, any dispute may, before commencing arbitration, be submitted to non-binding mediation in accordance with the mediation procedures of the American Arbitration Association. Franchisor and Franchisee agree to equally share the costs of the mediation, including the mediator's fee.

       30.2 The mediator will be appointed by the American Arbitration Association in accordance with their procedure, and must be acceptable to both parties. The mediator must have experience in franchising, and shall not have been employed by either party or have any conflict of interest in any later court proceeding or arbitration. Mediation proceedings will be completely confidential, not discoverable and shall take place at the office of the American Arbitration Association in Manhattan, New York.

       30.3 Except as otherwise provided in Subsection 30.11 below, any controversy or dispute arising out of or relating to the franchise or this Agreement including, but not limited to, any claim by the Franchisee or any person in privity with or claiming through, on behalf of or in the right of the Franchisee, concerning the entry into, performance under, non-renewal or termination of this Agreement; any claim against a parts or present employee, officer, director or agent of the Franchisor or any of its affiliated companies; any claim of breach of this Agreement; and any claims arising under state or federal laws, shall be submitted to final and binding arbitration as the sole and exclusive remedy for any such controversy or dispute. Persons in privity with or claiming through, on behalf of or in the right of franchisee include, but are not limited to, spouses and other family members, heirs, executors, representatives, successors and assigns.

       30.4 Unless prohibited by applicable law, any claim shall be made by filing a written demand for arbitration within one (1) year following the conduct, act or other event or occurrence first giving rise to the claim, otherwise, the right to any remedy shall be deemed forever waived and lost.

       30.5 The right and duty of the parties to this Agreement to resolve any disputes by arbitration shall be governed exclusively by the Federal Arbitration Act, as amended, and arbitration shall take place according to the commercial arbitration rules of the American Arbitration Association in effect as of the date the demand for arbitration is filed. The arbitration shall be held at the office of the American Arbitration Association in Manhattan, New York.

       30.6 Arbitration shall be conducted before one arbitrator appointed by the American Arbitration Association. The fees for arbitration shall be divided equally between the parties. The arbitrator shall have no authority to amend or modify the terms of this Agreement.

       30.7 Each party further agrees that, unless such a limitation is prohibited by applicable law, the other party shall not be liable for punitive or exemplary damages and the arbitrator shall have no authority to award the same. The award or decision by the arbitrator shall be final and binding on the parties and may be enforced by court judgment or order. The parties consent to the exercise of personal jurisdiction over them and to the propriety of venue of the courts set forth in Article XXIX for the purpose of carrying out this provision; and they waive any objections that they would otherwise have to the same.

       30.8 No arbitration under this Agreement shall include by consolidation, joinder or in any other manner, any person other than the Franchisee and the Franchisor and any person in privity with or claiming through, in the right of or on behalf of Franchisee or Franchisor unless both Franchisee and Franchisor consent in writing. To the extent permitted by applicable law, no issue of fact or law shall be given preclusive or collateral estoppel effect in any arbitration here under except to the extent such issue may have been determined in another proceeding between Franchisee and Franchisor or any person in privity with or claiming through, in the right of or on behalf of Franchisee or Franchisor.

       30.9 In the event any provision in this Article XXX is determined by a court of competent jurisdiction to be legally invalid or unenforceable under the law applicable in a particular case, then it is the intention of the parties to this Agreement that such provision be deemed inoperative and stricken from this Agreement, and that the remainder of this Article, to the extent not legally invalid or unenforceable under applicable law, be enforced as written and as if the invalid or unenforceable provision or provisions had not been included in this Article XXX.

       30.10 Each party shall have the right to seek from the courts set forth in Article XXIX, provisional remedies including, but not limited to, temporary restraining orders or preliminary injunctions before, during or after arbitration. Neither party need await the outcome of the arbitration before seeking provisional remedies. Seeking any such remedies shall not be deemed to be a waiver of either party's right to compel arbitration. Any such action shall be brought by Franchisor or Franchisee in accordance with this Article XXX or in the county or similar political unit or federal judicial district where the Franchisee conducts business or where any property that may be the subject of the action is located. The parties consent to the exercise of personal jurisdiction and to the propriety of venue in such courts for the purpose of carrying out this provision; they waive any objections that they would otherwise have to the same; and they waive the right to have any such action decided by a jury.

       30.11 Franchisor and Franchisee shall maintain all aspects of the arbitration proceeding in confidence, and shall not disclose any information about the proceeding to any third party other than legal counsel who shall also be required to maintain the confidentiality thereof.

                            ARTICLE XXXI

                           ACKNOWLEDGMENTS

       31.1 FRANCHISEE ACKNOWLEDGES THAT HE/SHE HAS CONDUCTED AN INDEPENDENT INVESTIGATION OF THE FRANCHISED BUSINESS, AND RECOGNIZES THAT THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT INVOLVES BUSINESS RISKS AND THAT ITS SUCCESS WILL BE LARGELY DEPENDENT UPON THE ABILITY OF FRANCHISEE AS AN INDEPENDENT BUSINESS PERSON.

       31.2 FRANCHISEE ACKNOWLEDGES THAT HE/SHE HAS RECEIVED, READ, AND UNDERSTOOD THIS AGREEMENT, INCLUDING THE EXHIBITS HERETO; THAT THE FRANCHISOR HAS FULLY AND ADEQUATELY EXPLAINED THE PROVISIONS OF EACH TO FRANCHISEE'S SATISFACTION; AND THAT THE FRANCHISOR HAS ACCORDED FRANCHISEE AMPLE TIME AND OPPORTUNITY TO CONSULT WITH ADVISORS OF HIS/HER OWN CHOOSING ABOUT THE POTENTIAL BENEFITS AND RISKS OF ENTERING INTO THIS AGREEMENT.

       31.3 FRANCHISEE ACKNOWLEDGES AND IS AWARE OF THE FACT THAT SOME FRANCHISEES OF FRANCHISOR MAY OPERATE UNDER DIFFERENT FORMS OF AGREEMENTS AND, CONSEQUENTLY, THAT FRANCHISOR'S OBLIGATIONS AND RIGHTS IN RESPECT TO ITS VARIOUS FRANCHISEES MAY DIFFER MATERIALLY IN CERTAIN CIRCUMSTANCES.

                            ARTICLE XXXII

                          ENTIRE AGREEMENT

       This Agreement, and any other Franchise Agreements thereunder, constitutes the entire agreement between Franchisor and Franchisee with respect to the subject matter hereof, and this Agreement supersedes all prior and contemporaneous agreements between Franchisor and Franchisee in connection with the subject matter of this Agreement. In the event of any conflict between the terms of this Agreement, or any other Franchise Agreement, the terms of this Agreement shall prevail. No officer, employee or other servant or agent of Franchisor or Franchisee is authorized to make any representation, warranty or other promise not contained in this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon Franchisor or Franchisee unless in writing and signed by Franchisor and Franchisee.

                           ARTICLE XXXIII

                    JOINT AND SEVERAL OBLIGATION

       If the Franchisee consists of more than one person, their liability under this agreement shall be deemed to be joint and several.

                            ARTICLE XXXIV

                          SECURITY INTEREST

       Franchisee hereby grants to Franchisor a security interest in all of Franchisee's interest in all leasehold improvements, furniture, furnishings, fixtures, equipment, inventory and supplies located at or used in connection with the Franchised Business, now or hereafter leased or acquired, together with all attachments, accessions, accessories, additions, substitutions and replacements therefore, and all cash and non-cash proceeds derived from insurance or the disposition of such collateral, to secure payment and performance of all debts, liabilities and obligations of any kind, whenever and however incurred, of Franchisee to Franchisor. Franchisee agrees to execute and deliver to Franchisor in a timely manner, all financial statements and other documents necessary, or desirable, to evidence, perfect and continue the priority of such security interests under the Uniform Commercial Code. For such purposes the address of Franchisee and Franchisor are set forth in Article XXVIII of this Agreement. If Franchisee is in good standing, Franchisor agrees, upon request, to execute subordinations of its security interest to suppliers, lenders and/or lessors furnishing equipment or financing for the Franchised Business.

                            ARTICLE XXXV

              COUNTERPART; PARAGRAPH HEADINGS; PRONOUNS

       This Agreement may be executed in any number of counterparts, all of which, taken together shall constitute one and the same instrument. The paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision thereof. Each pronoun used herein shall be deemed to include the other number of genders.

                            ARTICLE XXXVI

                    SEVERABILITY AND CONSTRUCTION

       36.1 Each section, part, term and provision of this Agreement shall be considered severable, and if, for any reason, any section, part, term or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation, such shall not impair the operation of, or affect the remaining portions, parts, terms or provisions of this Agreement, and the latter will continue to be given full force and effect and bind the parties hereto, and said invalid sections, parts, terms or provisions shall be deemed not to be a part of this Agreement, provided, however, that if Franchisor determines that said finding of illegality adversely affects the basic consideration of this Agreement, Franchisor and Franchisee may terminate this Agreement.

       36.2 Anything to the contrary herein notwithstanding, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Franchisor or Franchisee and such of their respective successors and assigns as may be contemplated by this Agreement, any rights or remedies under or by reason hereof.

       36.3 Franchisee expressly agrees to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which Franchisor is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.

       36.4 All captions herein are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

       36.5 This Agreement shall be executed in duplicate and each copy so executed shall be deemed an original.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the date first written above.

                                     NEW WORLD COFFEE & BAGELS, INC.
                                     FRANCHISOR

   ________________________
                                By:__________________________
       WITNESS


                                     FRANCHISEE

   _________________________
                                By:___________________________
       WITNESS

                                     PRINT NAME:__________________

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

                   NEW WORLD COFFEE & BAGELS

                    UNIT FRANCHISE AGREEMENT

                          EXHIBIT "A"


The Franchisee's Location and Exclusive Territory shall be as Follows:

1)   Location:

2)   Exclusive Territory:







                                   NEW WORLD COFFEE & BAGELS, INC.



                                   By:___________________________



                                   ______________________________
                                        FRANCHISEE

(This Page Intentionally Left Blank)

                    NEW WORLD COFFEE & BAGELS

                     UNIT FRANCHISE AGREEMENT

                           EXHIBIT "B"

                             GUARANTY

       (TO BE EXECUTED ONLY IF FRANCHISEE IS A CORPORATION)

     In consideration of the execution by New World Coffee & Bagels, Inc. of the within Franchise Agreement, and acknowledging that undersigned will benefit directly or indirectly from the execution thereof, the undersigned, being all of the shareholders, directors, and officers of the Franchisee, agree to be jointly and severally bound by, and agree to guaranty the performance of all of the terms and conditions of the Franchise Agreement, and any amendments thereto to renewals thereof, and do hereby execute this Franchise Agreement for the purpose of binding and obligating themselves to the terms and conditions of the aforesaid Franchise Agreement and any amendments thereto or renewals thereof.

        1. The guarantors hereunder hereby waive notice of termination of default under the Franchise Agreement.

SIGNATURES OF ALL SHAREHOLDERS, DIRECTORS AND OFFICERS


______________________________
Name

______________________________
Address

______________________________
Name

______________________________
Address

______________________________
Name

______________________________
Address

______________________________
Name

______________________________
Address

(This Page Intentionally Left Blank)

NEW WORLD COFFEE & BAGELS

UNIT FRANCHISE AGREEMENT

EXHIBIT "C"

Conditional Lease Assignment Provisions

The clauses referred to in Article 2.1 of the attached Unit Franchise Agreement are as follows:


(i) The premises being leased hereunder shall be used solely for the operation of a "New World Coffee & Bagels" Store.

(ii) Lessor has examined Franchisor's standard design concepts and specifications and consents to Lessee's use of same and of Franchisor's Marks and such signage as the Franchisor may prescribe for the "New World Coffee & Bagels" Store.

(iii) Lessee may not sublease or assign all or any part of its occupancy rights, or extend the term or renew the lease, without Franchisor's prior written consent.

(iv) Lessor shall furnish Franchisor a copy of the executed lease, including all attachments thereto and related agreements, if any, within five (5) days after its execution, and no change or amendment to such lease affecting the above terms and conditions shall be effective without Franchisor's prior written approval.

(v) Notwithstanding anything to the contrary contained in this Lease, it is expressly understood and agreed that if the Unit Franchise Agreement dated the _______day of _________, 199__ between the Lessee and the Franchisor expires or is terminated for any reason whatsoever, the Lessee's rights hereunder shall, at the option of the Franchisor, be transferred and assigned to it. Said option may be exercised by the Franchisor giving the Lessor notice in writing within thirty (30) days following the expiration or termination of the said Franchise Agreement, such notice to specify, inter alia, the date of such expiration or termination. The Lessee acknowledges and agrees that the Lessor may rely upon such notice and shall not be required to inquire into the due execution thereof or the accuracy of the statements set forth therein. It is further agreed that such notice shall, without further act or formality, operate as an effective assignment of the Lessee's right hereunder to the Franchisor and the assumption by the Franchisor of the covenants herein required to be observed or performed by the Lessee.
     The Franchisor shall thereafter have the right to assign or sublet the Premises to such person as it may designate, provided that in such event that this clause be contained therein. Notwithstanding the foregoing, the Franchisor shall, forthwith upon exercise of such option, execute such documents evidencing its agreement to thereafter keep and perform or cause to be kept or performed all of the obligations of the Lessee arising under this Lease from and after the time of the exercise of such option.

(vi) In the event Franchisor elects not to exercise the above option, Lessor shall permit Franchisor to enter the premises in order to make any modification necessary to protect Franchisor's Marks.

(vii) The Lessor shall give written notice to the Franchisor (concurrently with the giving of such notice to the Lessee) of any default by the Lessee under the Lease and the Franchisor shall have, after the expiration of the period during which the Lessee may cure such default, and additional fifteen (15) days to cure, at its sole option, any such default, providing that if such default arises by reason of the bankruptcy or insolvency of the Lessee or the appointment of a receiver over the Lessee's assets or part thereof, the Franchisor shall have the right to assume this Lease upon payment of any arrears of rental to such date. In the event of any such assumption, the Lessee shall cease to have any further rights hereunder.

(viii) The Lessor acknowledges that the said Franchise Agreement contains a right on the part of the Franchisor, in the event of expiration or termination of the said Franchise Agreement for any reason whatsoever, to enter the premises hereby demised and to operate the Franchised Business for the account of the Lessee for a period as set forth in the said Unit Franchise Agreement. The Lessor further acknowledges that such entry by the Franchisor shall not constitute an assignment of the Lease, nor a subletting of the premises hereby demised.

(ix) The Lessor acknowledges that the Franchisor is executing this Lease solely for the purpose of acknowledging the provisions contained in the foregoing clauses (iii) to (viii) and agrees that such execution by the Franchisor shall in no way be construed so as to obligate the Franchisor for the performance of any of the terms, conditions, obligation and covenants contained herein.

The foregoing provisions shall be incorporated into Franchisee's lease or sublease agreement.

EXHIBIT "D"
NEW WORLD COFFEE & BAGELS

SINGLE UNIT FRANCHISE
OWNER DEVELOPMENT AGREEMENT

     AGREEMENT dated this ____ day of _________________, 19___, by and between New World Coffee & Bagels, Inc., a Delaware corporation with principal offices at 379 West Broadway; New York, NY 10012 (hereinafter the "Company") and _________________________________________ with principal offices at _______________________________________________________
(hereinafter the "Undersigned").

     A. The Undersigned is desirous of developing a New World Coffee & Bagels Unit within an existing building, or on a parcel or lot of land located at __________________________ (hereinafter the "Site"). The parties acknowledge that this agreement contemplates that either the Undersigned introduced the Company to the Site or the Company introduced the Undersigned to the Site, as the case may be.

     B. The Company is willing to review the Site for suitability as a New World Coffee & Bagels Unit location and, if approved, to grant to the Undersigned a franchise to operate under a New World Coffee & Bagels Unit on the Site, provided that the Undersigned meet(s) all of the Company's qualifications and requirements for new, or if appropriate, multi-unit franchise owners.

     C. This Agreement shall enumerate the respective responsibilities of the parties with respect to the Undersigned undertaking to develop a New World Coffee & Bagels Unit on the Site.

                           AGREEMENTS

     In consideration of the terms, covenants and conditions hereinafter set forth, the Undersigned and the Company hereby agree as follows:

Section I:  Approval of the Site

     1. The Undersigned should retain an attorney and other advisors to review all agreements with the Company.

     2. The development of the proposed Site as a New World Coffee & Bagels Unit must be approved by the Company, as evidenced solely by written notice sent to the Undersigned; (a) said approval is subject to the Undersigned obtaining all necessary permits, licenses and local governmental approvals; and (b) such other contingencies as the Undersigned's attorney may recommend, if applicable. The Undersigned will provide the Company with a copy of any deed or lease for the Site, within ten (10) days after the execution and delivery thereof to the Undersigned or execute a sublease with New World Coffee & Bagels if New World Coffee & Bagels is the Lessee. The cost is the responsibility of Franchisee even if New World Coffee & Bagels, secures permits and builds Unit.

     3. If, the Undersigned decides to proceed with development of a New World Coffee & Bagels Unit on the Site, the Undersigned must promptly hire a licensed architect whose responsibility shall be (i) to adapt the Company's generic plans and specifications to the specific requirements of the Site, the building codes and ordinances pertinent to the Site, (ii) to oversee the contractor's completion of construction of the New World Coffee & Bagels Unit on the Site, and (iii) such other duties as the Company may require.

     4. The Company's approval of the site merely means that the minimum criteria which the Company has established for identifying sites for proposed New World Coffee & Bagels Units have been met. Due to the fact that Unit development is not a precise science, the Undersigned agrees that the Company's approval or disapproval of a development shall not impose any liability or obligation on the Company. The decision to accept or reject a particular site is the Undersigned's, subject to the Company's final approval.

Section II:  Execution of Documents

     1. Simultaneously with the execution of this Agreement, the Undersigned has executed and delivered to the Company, in triplicate, the New World Coffee & Bagels Franchise Agreement for the Site.

     2. The Undersigned shall execute such other documents and agreements as are customarily required by the Company or that the Company has an interest.

     3. If the Unit Franchise Agreement expires or is terminated for any reason the Undersigned, including all successor(s) or assign(s), as Franchise Owner, and the owner of the real estate Site must agree to complete de-identification of the interior and exterior of the New World Coffee & Bagels Unit, upon the Company's request. Such de-identification is to be completed at no expense to the Company and within thirty (30) days after expiration or termination of the Unit Franchise Agreement.

Section III:  Financing

     Prior to the commencement of construction of the New World Coffee & Bagels Unit on the Site, the Undersigned shall provide evidence satisfactory to the Company that cash and/or financing is in place, sufficient to fund completion of construction and purchase of necessary equipment and signs.

Section IV:  Development of the New World Coffee & Bagels Unit

     The New World Coffee & Bagels Unit must be developed and constructed in strict accordance with the Company's current minimum standards, procedures, plans, specifications and documentation (hereinafter collectively the "Requirements").

     1. Prior to the commencement of construction of the New World Coffee & Bagels Unit on the Site, the plans and specifications prepared by the Undersigned's architect must be reviewed by the Company's Construction Department and approved for compliance with the Company's design
Requirements.

     2. The Company's Construction Department shall have the right of entry upon the Site at all times, to inspect the construction in progress for the purpose of ensuring that all requirements are being met. The Company's Construction Manager will not act as an architect or agent of the Undersigned. The Construction Manager's duties are limited solely to ensuring that the Company's requirements are met on the Site. The Undersigned shall not rely upon any opinions expressed by the Construction Manager regarding structural integrity, safety or construction procedures, building codes or ordinances or other matters properly within the responsibility of the Undersigned's architect. The Company assumes no liability or responsibility for architectural or engineering judgments outside the scope of the Construction Manager's stated duties.

     3. Before the Unit is opened to the public, the Undersigned must obtain the Company's approval of the construction of the building, site improvements and the installation of all signs and equipment. The Company's approval of construction of the New World Coffee & Bagels Unit is not a representation or a warranty that the New World Coffee & Bagels Unit has been constructed in accordance with any architectural or engineering standards for design or workmanship. It merely means that the Company is satisfied that the minimum requirements which the Company has established for consistency of design and layout have been met. The Undersigned agrees that the Company's approval of construction of the New World Coffee & Bagels Unit shall not impose any liability or obligation upon the Company. The Undersigned also agrees that all franchise and real estate documentation must be complete and all initial payments must be received by the Company before the New World Coffee & Bagels Unit is opened.

     4. In addition to the foregoing, the Undersigned shall obtain, and shall present to the Company, copies of all required permits, approvals and certificates required for occupancy of the New World Coffee & Bagels Unit.

Section V:  General Provisions

     1. This Agreement does not constitute that the Undersigned is an agent, legal representative, joint venture, partner, employee or servant of the Company for any purpose whatsoever; the Undersigned shall be an independent contractor and is in no way authorized to make any contract, agreement, warranty or representation on behalf of the Company or to create any obligation, express or implied, on behalf of the Company. The parties agree that this Agreement doe not create a fiduciary relationship between the Company and the Undersigned.

     2. Under no circumstances shall the Company be liable for any act, omission, debt or any other obligation of the Undersigned. The Undersigned shall indemnify and save the Company harmless against any such claim and the cost of defending against such claims arising directly or indirectly from, or as a result of, or in connection with, the Undersigned's development of a New World Coffee & Bagels Unit on the Site.

     3. No failure of the Company to exercise any power reserved to it hereunder, or to insist upon strict compliance by the Undersigned with any obligation or condition hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of the Company's right to demand strict compliance with the terms hereof. Waiver by the Company of any particular default by the Undersigned shall not affect or impair the Company's right with respect to any subsequent default of the same or of a different nature.

     4. All notices hereunder shall be delivered as set forth in Paragraph 28.1, Article XXVIII of the Franchise Agreement.

     5. This Agreement, and the documents referred to herein shall be the entire, full and complete agreement between the Company and the Undersigned concerning the subject matter hereof, and supersedes all prior agreements.
No other representation induced the Undersigned to execute this Agreement; and there are no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein, which are of any force or effect with reference to this Agreement or otherwise. No amendment, change or variance from the Agreement shall be binding on either party unless executed in writing. Each section, part, term and provision of this Agreement shall be considered severable, and if, for any reason, any section, part, term or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation of a court or agency having valid jurisdiction, such shall no impair the operation or affect the remaining portions, section, parts, terms or provision of this Agreement, and the latter will continue to be given full force and effect and bind the parties hereto; and said invalid section, part, term or provision shall be deemed not to be a part of this Agreement.

     6. This Agreement shall be interpreted, construed and governed by the laws of the State of New York and any claim, action or lawsuit shall be commenced in the State of New York, County of Manhattan.

     7. Nothing herein contained shall bar the right of either party to obtain injunctive relief against threatened conduct that will cause loss or damages, under the usual equity rules, including the applicable rules for obtaining preliminary injunctions.

     8. The Undersigned represents that the Undersigned has received the Company's Uniform Franchise Offering Circular from the Company at least ten
(10) business days prior to the date of the Undersigned executing this Agreement.

     9. The Company and the Undersigned agree that time is of the essence in the Undersigned's performance of his/her obligations hereunder. Any failure by the Undersigned to meet the time limits or obligations imposed under this Agreement shall constitute a default under Article XVII of the Unit Franchise Agreement, for which the Company may terminate the Agreement and the Franchise Agreement upon notice to the Undersigned.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the date first written above.

Attest                             NEW WORLD COFFEE & BAGELS, INC.



________________________________        By______________________________


Witness/Attest:                         THE UNDERSIGNED:



________________________________        ________________________________

NEW WORLD COFFEE & BAGELS FRANCHISE AGREEMENT

EXHIBIT "E"

                        SUBLEASE AGREEMENT

     THIS SUBLEASE made as of this ______ day of ______________, 19____ ("Sublease"), by and between New World Coffee & Bagels, Inc., a Delaware corporation having its office at 379 West Broadway; New York, NY 10012 (hereinafter "Sublessor"), and _____________________________________, having his/her principal residence at __________________________________________
(hereinafter "Sublessee"):

     1.   Sublease:

          (a) This Sublease is subject to and subordinate in all respects to that certain lease (hereinafter "Head Lease") to be entered into between the Sublessor herein as the Lessee and __________________________________________________________________ as the
Lessor, a copy of which Head Lease in substantial form is attached hereto as Exhibit "A"; and by this reference made a part hereof as if fully set forth herein.

          (b) Sublessee agrees that nothing herein contained shall be deemed to grant Sublessee any rights which would conflict with any of the covenants and conditions of said Exhibit "A" and Sublessee agrees that he will do nothing in, on or about the demised Premises or fail to do anything which would result in a breach of Sublessor of its undertakings and obligations under the Head Lease.

          (c) Nothing contained herein shall be construed as a guarantee by Sublessor of any of the obligations, covenants, warranties, agreements, or undertakings of Lessor in the Head Lease nor as an absolute or unconditional undertaking by Sublessor to perform the obligations of Lessor on the same terms as are contained in the Head Lease.

     2.        Premises:

          (a) Sublessor hereby subleases to Sublessee and Sublessee hires from Sublessor, the premises known as ____________________________________________ and the building located thereon
(hereinafter "Premises"), to be used by Sublessee only as a franchisee of New World Coffee & Bagels, Inc. (hereinafter "Franchisor") for the sole purpose of operating a "New World Coffee & Bagels" store ("Store") subject to the terms of a certain Franchise Agreement entered into by and between Sublessor and Sublessee, dated ___________________. 19____ ("Franchise Agreement").

          (b) Sublessee acknowledges that the Premises is not presently suitable for use as a Store and agrees to complete those leasehold improvements at Sublessee's sole cost and expense in conformity with all of the terms of the Head Lease and in general conformity with the prototype plans and designs for the Store.

          (c) Sublessee shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of federal, state and local governments and of any and all their departments and bureaus applicable to said Premises.

          (d) Before commencing any work or installing any equipment in connection with repair or alteration of the Premises, Sublessee shall:

               1. Obtain the necessary consents, authorizations and licenses from the federal, state and/or municipal authorities asserting jurisdiction over the work to be done, and no work shall be started or equipment installed unless and until all such necessary consents, authorizations and licenses shall first have been duly obtained by the

Sublessee and/or his contractor or other persons doing the work or installing the equipment on behalf of Sublessee. The foregoing shall not apply if Sublessor assumes responsibility for obtaining the foregoing;

               2. Enter into proper contracts with contractors, subcontractors and materialmen, which contracts will provide, among other things, that said work shall be done and equipment installed in good workmanlike manner and in accordance with the plans and specifications previously approved, and consents, authorizations and licenses previously obtained, and which contracts shall provide that the contractor or other persons referred to above will look solely to the Sublessee for payment and will hold the Sublessor and the Demised Premises free from all liens and claims of any persons furnishing labor or furnishing materials therefor, or both, and will also provide similar waivers or rights to file liens obtained from any and all of said contractors, subcontractors and materialmen; copies of said contracts together with duly executed waivers of the right to file liens executed by the contractors or other persons referred to above shall be furnished to the Sublessor;

               3. Sublessee shall also indemnify and save harmless Sublessor against any and all bills for labor performed and equipment, fixtures and material furnished to Sublessee in connection with said work as aforesaid, and against any and all liens, bills or claims therefor or against the Demised Premises; and within twenty (20) days, bond or discharge any such liens, the failure to do so shall be deemed a material breach of this Sublease; and

               4. Sublessee, at his own cost and expense, with respect to any repairs or alterations made by him, shall promptly comply with all laws, ordinances, orders, rules and regulations of each and every department and bureau of the city and state and the United States and any other lawful authority asserting jurisdiction over the Premises, and shall reimburse Sublessor for any expenses incurred on account of failure by Sublessee to comply with any such requirements, and any expenses so incurred by Sublessor as aforesaid, shall be deemed "additional rent" under this Sublease and due and payable by Sublessee to Sublessor on the first day of the month following the payment of same by Sublessor. Sublessee, or any contractors employed by Sublessee, or any other persons who will do the work or install the equipment as aforesaid, shall be fully covered by Worker's Compensation Insurance and liability insurance in the minimum amount of $1,000,000/$2,000,000 and certificates thereof shall be furnished to Sublessor before commencement of any work by any such contractor or persons as aforesaid.

          (e) If Sublessee requests Sublessor to guarantee an obligation to the architect or contractor commissioned by Sublessee for the improvements, and Sublessor agrees to do so in a separate instrument, Sublessee agrees that any default in payment by Sublessee to the architect or contractor shall constitute a material breach hereof and shall be treated as though Sublessee has defaulted in the payment of rent hereunder. Sublessee acknowledges that any such guarantee will be given by Sublessor merely as an accommodation to Sublessee and Sublessee agrees to hold Sublessor harmless thereunder. This provision shall not be construed to be an agreement by Sublessor to make such a guarantee, which can only be made in a separate instrument.

       3.  Term:

          (a) This Sublease shall commence on the date hereof and shall end one day prior to the end of the Head Lease.

          (b) Sublessee shall have such options to renew this Sublease as are provided to Sublessor in the Head Lease to renew same, if any, which options shall be conditioned upon Sublessor exercising in each instance, the option in the Head Lease to which Sublessee's option relates and shall be conditioned upon the Franchise Agreement being in full force and effect and Sublessee being in full compliance therewith.

          (c) Each option period, if any, shall run for one (1) day less than the period available to Sublessor under the Head Lease and shall therefore expire one (1) day prior to the end of the then-current term.

       4. Rental:

          (a) The fixed minimum rental payable by Sublessee shall be ___________________ Dollars ($________________________).

               The above rental is the net minimum rental and shall be absolutely net to the Sublessor without any right of offset, claim or withholding.

          (b) In the event the Head Lease contains a provision which may result in the rental payable by Sublessor under the Head Lease being adjusted on the basis of percentage rent charges, or being adjusted during the term hereof or in any renewal term because of cost of living index changes or other incremental increases, and in the event such an adjustment is in fact made under the Head Lease, the fixed minimum rental payable hereunder shall be adjusted by the same percentage as the rent under the Head Lease is adjusted.

          (c) The fixed monthly rental installments and additional rents and charges shall be paid directly to Lessor in accordance with the terms of the Head Lease, unless otherwise directed by Sublessor.

          (d) Any monies due to Franchisor from Sublessee or other payments to be made by Sublessee pursuant to the Franchise Agreement shall be deemed additional rent hereunder.

     5.        Sublessee's Franchise from Franchisor:

          (a) Simultaneously with, or prior to, execution of this Sublease, Sublessee has also entered into the Franchise Agreement solely for the operation of the Store at the Demised Premises. Sublessee agrees that if the aforesaid Franchise Agreement shall be terminated either by Sublessee or by Franchisor for any reason, Sublessor shall, in either event, then have the unqualified and absolute right to terminate this Sublease upon five (5) days' written notice, and at the end of said five (5) day notice period, the Sublessor may re-enter or may institute summary or holdover proceedings to evict Sublessee and all those in possession of the Premises by reason of the termination of this Sublease as herein provided.

          (b) Any uncured default under the Franchise Agreement by Sublessee shall constitute a material default hereunder and shall entitle Sublessor to re-enter the Premises, without being liable for trespass, or institute summary or holdover proceedings to evict Sublessee and all those in possession in the event such default remains uncured. And, wherever the default under the Franchise Agreement shall pertain to the payment of money by Sublessee, such default thereunder shall constitute a default in the payment of rent hereunder and Sublessee shall have all remedies available to it hereunder as though the same were a default in the payment of the fixed minimum rental.

     6.        Head Lease Inclusions and Exclusions:

          (a) The parties hereby agree that all of the other covenants and agreements by the Franchisor or Sublessor, including all extra charges and obligations, if any, which are contained in the aforesaid Head Lease, including all riders and addenda hereto (being Exhibit "A" hereto) are hereby assumed by Sublessee and by this reference are made a part hereof and included in this Sublease as if herein fully written and as if the words "Sublessor" and "Sublease: were originally wherever the words "Lessor" and "Lessee" appear therein.

          (b) With reference to the included paragraphs of said Head Lease, pertaining to the insurance obligations of Sublessor which along with all others are hereby taken over from the Sublessor and assumed by Sublessee, it is agreed that the insured parties under all of said insurance policies shall be as their interest may appear (in addition to Sublessee).

     7.        Tax Deposit:

          When and if requested, Sublessee agrees to pay to Sublessor in advance, on each monthly rental payment date, an additional amount equal to one twelfth (1/12) of the annual taxes and assessments levied against the demised Premises for the period for which collected. Sublessor shall use such monies for payment of such taxes or assessments as they become due and payable. In the event such monies are insufficient for such purpose, Sublessee shall immediately, upon notice, pay the difference to Sublessor. In remitting such taxes or assessments, Sublessor shall not be responsible for their validity, accuracy or reasonableness and shall not be required to make advances thereof. Sublessor shall not be required to pay any interest on any payments made hereunder by Sublessee and Sublessee hereby expressly waives any right, statutory or otherwise, to have Sublessor pay interest on said payment.

     8.        Assignment and Subletting:

          Sublessee shall not assign or sublet the Demised Premises nor any part thereof. Sublessor shall be under no obligation whatsoever to consent to, approve or submit to any assignment or subletting and may withhold such consent or approval for any reason or no reason.

     9.        Notices:

          All notices to be given to the Sublessor or Sublessee may be given in writing personally or by certified mail, return receipt requested, postage prepaid; sent to Sublessee at the Demised Premises and to the Sublessor at 379 West Broadway; New York, NY 10012. Delivery thereof shall be conclusively presumed as having been made within three (3) days from the date of mailing.

     10.  Default and Remedies:

          (a) Any monetary obligation of Sublessee, including rental payments which are not paid when due, shall bear interest from the due date at a rate per annum of two (2) percentage points above the prime lending rate of Citibank, N.A., in effect on the first day of each month for the period during which any such amount is outstanding. This provision does not limit any other remedies as provided hereunder.

          (b) If any voluntary or involuntary petition in bankruptcy shall be filed by or against Sublessee, or any voluntary or involuntary proceedings in any court or tribunal shall be instituted to declare Sublessee insolvent or unable to pay its debts, then upon such occurrence, but with or without entry or other action by Sublessor, this Sublease and Franchise Agreement shall immediately terminate, and, notwithstanding any other provisions of this Sublease, Sublessor shall forthwith upon such termination be entitled to recover damages in an amount equal to the rental herein provided for the residue of the term hereof.

          (c) If Sublessee defaults in the payment of rent, or, if Sublessee defaults in the prompt and full performance of any other provision of this Sublease and such other default continues for ten (10) days after Sublessor's written notice thereof to Sublessee, or if Sublessee makes an assignment for the benefit of creditors, or if a receiver be appointed for the property of Sublessee or if Sublessee abandons or vacates the Premises, then, and in any such event, Sublessor may, if Sublessor so elects, but not otherwise, and with or without notice of such election and with or without any demand whatsoever, either forthwith terminate this Sublease and Sublessee's right to possession of the Premises, or without terminating this Sublease, terminate Sublessee's rights to possession of the Premises, and terminate the Franchise Agreement.

          (d) In addition to the remedies of Sublessor specified in the aforesaid paragraphs, the parties hereto agree that the only notices necessary to terminate this Sublease and Franchise Agreement are those enumerated herein, with all other notices and demands required by statute or law being hereby waived by Sublessee, and further that this Sublease and the Franchise Agreement may also be terminated at the election of Sublessor without further notice or demand in the following event:

               (i) If Sublessee establishes a pattern of repeated defaults in that Sublessee fails to make any payment of money under this Sublease when due, or defaults in the performance of any covenants, undertakings, or obligations other than for the payment of money required by this Sublease to be performed by Sublessee, in three (3) consecutive calendar months or in any four (4) months during the same calendar year (whether the same or different failures or defaults are involved), then notwithstanding that Sublessee has cured within the times prescribed for any such failures and defaults occurring in the first two (2) consecutive months or in any three (3) months in the same calendar year, it is nevertheless agreed that the occurrence of such failure of default for the third consecutive calendar month or for the fourth month in the same calendar year shall be conclusively deemed to be an immediate material breach of this Sublease permitting termination without further demand or notice of any kind and without any right on the part of Sublessee to cure; and

               (ii) If Sublessee willfully falsifies any statement or report required to be submitted to Sublessor under the terms of this Sublease.

          (e) If Sublessee attempts to or actually does pledge, hypothecate or mortgage this Sublease to any third party, this Sublease shall immediately terminate.

          (f) In addition to all other remedies available to Sublessor hereunder, and not by way of limitation, if Sublessee shall default in the observance or performance of any term or covenant on its part to be performed or observed under or by virtue of any of the terms of provisions in any article of this Sublease, Sublessor, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Sublessee. Such sums paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid to Sublessor by Sublessee.

     11.  Right of Entry and/or Possession:

          If, for any reason, Sublessee should be in default of his/her obligations hereunder or in his/her obligations under the Franchise Agreement, or any stipulation signed by Sublessee, the Sublessor shall have the right to enter upon the Premises of Sublessee at any hour, not just Sublessee's business hours, to take possession of the Store and Sublessee agrees that the Sublessor shall not be required to obtain prior permission to enter upon the premises and operate the Store; Sublessee hereby grants the Sublessor the limited power of attorney to obtain an order and judgment in the Sublessee's behalf in any court of competent jurisdiction to order and authorize the entry of the Sublessor on the premises and the operation of the Store. Franchisee further agrees that if the Sublessor is forced to resort to this procedure by any interference with the Sublessor's rights hereunder or for any other reason, Sublessee shall pay all attorney's fees and other costs associated with the Sublessor's obtaining such order and judgment on its behalf.

     12.  Abandoned Property:

          Any personal property or equipment of Sublessee which is removable by Sublessee pursuant to the Head Lease, if not removed within ten (10) days of Sublessee's vacating of the demised Premises for any reason, shall at the option of Sublessor, be deemed to have been abandoned and in such event shall, in consideration of the making of this Sublease, thereupon become the property of Sublessor.

     13.  Guaranty By Sublessee:

          In consideration of the making of this Sublease by Sublessor, the undersigned Sublessee does hereby guarantee to Sublessor the payment of all rent, additional rent, impositions and charges of any kind required herein to be paid by Sublessee and the performance by Sublessee of all of the terms and conditions of this Sublease. Sublessee hereby waives any notices hereunder or acceptance hereof and consents to any extension of time, indulgence or waivers granted by Sublessor to Sublessee or any other action or modification of the Sublease terms regardless of whether they affect the extent or nature of the obligations of the Sublessee and Sublessee agrees to pay all of the Sublessor's expense, including attorneys fees incurred by Sublessor in enforcing this Guaranty or the obligations of the Sublessee herein.

     14.  Miscellaneous:

          (a) The words "Sublessor" and "Sublessee" shall mean respectively all parties of Sublessor or Sublessee, regardless of number, and the word "he" shall be synonymous with "she", "it" and "their".

          (b)  All remedies of the parties hereto are cumulative.

          (c) No waiver by Sublessor of any provision or undertaking hereunder shall be valid unless in writing signed by an authorized officer of Sublessor. No waiver by either party hereto of any provision of default hereunder, whether in a single instance or repeatedly, shall be deemed a future waiver of such provision or default. Receipt of acceptance of rent by Sublessor shall not be deemed a waiver of any default under the covenants, agreements, terms, provisions and conditions of this Sublease, or of any right which Sublessor may be entitled to exercise under this Sublease.

     IN WITNESS WHEREOF, the parties have executed this instrument the day and year first above written.

SUBLESSOR:                         SUBLESSEE:


BY:___________                     ______________________

WITNESS:                           WITNESS:

_________________                  _________________
EXHIBIT "F"

              TRANSFER OF FRANCHISE TO A CORPORATION

The undersigned, an officer, director and owner of a majority of issued and outstanding voting stock of the corporation set forth below and the Franchisee of the "New World Coffee & Bagels", Store under a Unit Franchise Agreement executed on the date set forth below, between himself and "New World Coffee & Bagels, Inc." As Franchisor, granting him a franchise to operate at the location set forth below and the other undersigned directors, officers and shareholders of the corporation, who together with Franchisee constitute all of the shareholders of the corporation, in order to induce Franchisor to consent to the assignment of the Franchise Agreement to the corporation in accordance with the provisions of Article XX of the Unit Franchise Agreement, agree as follows:

     1. The undersigned Franchisee shall remain personally liable in all respects under the Unit Franchise Agreement and all the other undersigned officers, directors and stockholders of the corporation intending to be legally bound hereby, agree jointly and severally to be personally bound by the provisions of the Unit Franchise Agreement, including the restrictive convenants contained in Article XIV thereof, to the same extent as if each of them were the Franchisee's obligations set forth in the Agreement.

     2. The undersigned agree not to transfer any stock in the corporation without the prior written approval of the Franchisee and agree that all stock certificates representing shares in the corporation shall bear the following legend:

     "The shares of stock represented by this certificate are subject to the terms and conditions set forth in a Unit Franchise Agreement dated _______________, 19___, between ____________________ and New World Coffee &
Bagels, Inc.

     3.  _________________________________ or his designee shall devote his best efforts to the day-to-day operation and development of "New World Coffee & Bagels" Store.

     4.  _________________________________ Hereby agrees to become a party to and to be bound by all of the provisions of the Unit Franchise Agreement executed on the date set forth below between Franchise and New World Coffee
& Bagels, Inc., to the same extent as if it were named as the Franchisee herein.

                              FRANCHISOR:
                              NEW WORLD COFFEE, INC.


                              By:______________________________



                              FRANCHISEE:



                              By:______________________________

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 EXHIBIT "G"
TO FRANCHISE AGREEMENT
DATED __________, ____ BETWEEN
NEW WORLD COFFEE & BAGELS AND
-----------------

           NON-DISCLOSURE AND NON-COMPETITION AGREEMENT

     THIS AGREEMENT is made by and between NEW WORLD COFFEE & BAGELS, INC., a Delaware corporation (the "Franchisor") and
(the "Franchisee"), and                        (the "Manager"), both of whom
shall be collectively referred to as "Franchisee".

     WHEREAS, the Franchisor has developed an established business and is engaged in the development, marketing and sale to franchisees of an efficient and distinctive system of training employees, preparing, serving, merchandising, and selling proprietary coffee, bagels and bakery products, salads, fancy cream cheeses, deli products and other non-alcoholic beverages, served by a distinctively uniformed staff, and well trained, in distinctively designed, furnished, decorated and equipped stores under the name "New World Coffee & Bagels"; and

     WHEREAS, the Franchisor has developed and uses the name "New World Coffee & Bagels" and associated service marks, designs, and symbols in the design and appearance of its stores (collectively referred to as the "Marks"), identifying the goodwill which the Franchisor has developed in connection with the operation of "New World Coffee & Bagels" stores by the Franchisor and its franchisees (all of which is hereinafter referred to as the "System"); and

     WHEREAS, the Franchisor desires to preserve the Marks and the System, and has plans, where profitable, to increase the number of "New World Coffee & Bagels" stores within the United States and elsewhere; and

     WHEREAS, the Franchisee desires to obtain and maintain the right to own and operate one or more "New World Coffee & Bagels" stores and the Franchisor desires to grant such right to Franchisee subject to the terms set forth below.

     WHEREAS, the Franchisee's store Manager has been hired by Franchisee to run the day to day activities of Franchisee's store and such Manager must therefore be bound by the same confidentiality and non-competition agreement that Franchisee is bound by.

     IN CONSIDERATION of these premises, and the conditions stated herein, the parties agree as follows:

     1. Purpose of Agreement. The Franchisor is placing the Franchisee in a position of trust and confidence in order to aid the Franchisor in its development, marketing, sale and expansion of the System. As a precondition of the grant of the right to own and operate a "New World Coffee & Bagels" store, the Franchisor desires to receive from the Franchisee (i) an agreement not to disclose certain information relating to the Franchisor's business,
(ii) an agreement not to compete against the Franchisor for a certain period of time and (iii) an agreement concerning the ownership of certain information. This Agreement sets forth the terms of their agreements and understandings.

     2. Franchisor Ownership of Materials. All information, ideas, research, methods, techniques, specifications, guidelines, secret recipes, manuals, procedures, systems, improvements, notes, data, tapes, reference items, financial information, literature, files, supplier lists, notebooks, calendars, sketches, drawings, memoranda, records and copyrighted and other materials, including the Franchisor's Confidential Operating Manual, and the goodwill associated with them, which in any way relate to the Franchisor's past, present or potential business or which were prepared or received by the Franchisee as a franchisee of the Franchisor and a participant in the System (hereinafter collectively referred to as "Confidential Information") are the exclusive property of the Franchisor. Franchisee agrees to deliver to the Franchisor all copies of such materials including the Franchisee's own personal work papers, which are in the Franchisee's possession or under the Franchisee's potential control at the request of the Franchisor or, in the absence of such a request upon the termination of that certain Franchise Agreement dated even date herewith between Franchisor and Franchise (the "Franchise Agreement").

     3. Confidential Information. The Franchisee acknowledges that the Franchisor's Confidential Information is a valuable and unique asset which the Franchisee holds in trust for the Franchisor's sole benefit. The Franchisee agrees that the Franchisee shall not, at any time during and for a period of fifty (50) years after the Franchisee ceases to be a franchisee of the Franchisor or a participant in the System, use for itself or for others, or disclose to any person, corporation or other entity for any reason, any of the Franchisor's Confidential Information, without the prior written consent of the Franchisor.

     4. Trade Secrets. The Franchise acknowledges that the Franchisor's Confidential Information and its methods and techniques of operation, and food preparation, merchandising, recipes, specifications, its financial condition, customer service, marketing and pricing strategies, as well as the information compiled and developed regarding improvements or enhancements to the System, including the Confidential Operating Manual, are uniquely valuable to the Franchisor and have been developed through considerable expense and effort, and thus are not usually ascertainable by a competitor without considerable investment of effort and expense ("Trade Secrets").

     In light of the need to protect and preserve the confidentiality of these Trade secrets and in consideration of Franchisee's continued right to own and operate a "New World Coffee & Bagels" store, the Franchisee agrees, at all times while a franchise of the Franchisor and for as long as Franchisor remains in business anywhere in the world, to respect the confidentiality of the Franchisor's Trade Secrets, to use them solely for the benefit of the Franchisor's business, and to refrain from disclosing or making available the Trade Secrets to any third party without the prior written consent of the Franchisor. The Franchisee further agrees to take all reasonable security measures to ensure that the Franchisee's employees comply with this Agreement and such other security measures as are reasonably requested by the Franchisor to prevent accentual disclosure.

     5. Assignment of Inventions. All ideas, improvements, processes, names, menu items, and enhancements to the System or which relate to or are useful to the Franchisor's business which the Franchisee, alone or with others, may invent, discover, make or conceive ("Inventions") are the exclusive property of the Franchisor, and the Franchisee shall promptly and fully disclose them of the Franchisor. At any time, at the Franchisor's request and expense, the Franchisee shall, without further compensation: (i) promptly record such Inventions with the Franchisor; (ii) execute any assignments and other documents the Franchisor deems desirable to protect its rights in the Inventions; and (iii) assist the Franchisor in enforcing its rights with respect to these Inventions.

     6. Restrictions on Unfair Competition. It is recognized by the Franchisee that as the natural result of the Franchisee's participation in the System as a franchisee of the Franchisor, Franchisee will gain access to the Franchisor's Trade Secrets and Confidential Information, and will gain the trust, confidence and respect of the Franchisor's landlord's, customers and suppliers. The Franchisee acknowledges that the Franchisor has a legitimate need to protect itself against unfair competition by its franchisees and their employees. Therefore, in consideration for the Franchisee's participation in the System as a franchisee of the Franchisor, the Franchisee agree that while a franchisee of the Franchisor and for two
(2) years after termination of the Franchise Agreement, regardless of the circumstances giving rise to the termination, or after the Franchisee ceases to be a participant in the System, and within the Area of Minimum Competition as defined in Article XIV of the Franchise Agreement, Franchisee shall not:

       (a) Have or acquire an interest in a similar business to that offered or developed by the Franchisor which provides the same or substantially similar products as those sold, distributed, manufactured or furnished by the Franchisor during the term of the Franchise Agreement. For purposes of this Agreement, "similar business" means a food service outlet that sells bagels or cream cheese or muffins or coffee. ("Products");

       (b) Engage, directly or indirectly, on the Franchisee's own behalf, or on behalf of any other person, firm, partnership or corporation, in providing, assisting, instructing or supervising the marketing, distribution or sale of the Products of any similar business to those offered and provided or manufactured by the Franchisor as of the termination of this Agreement;

       (c) Compete, directly or indirectly, with the Franchisor in the offering, distribution or sale of products similar to the Products offered or provided or manufactured by Franchisor as of the termination of this Agreement. Prohibited competition under this subsection (c) may include, but is not limited to, the solicitation of, attempted solicitation, or other contacts with franchisees, landlords, suppliers and customers of the Franchisor for the purpose of offering, providing or delivering Products or services similar to those offered and provided by the Franchisor to the public; or the request, suggestion or advice to Franchisees, landlords, suppliers or customers, either directly or indirectly, to withdraw, curtail, limit or cancel their business with the Franchisor; or to disclose, directly or indirectly, to any other person the names and addresses of franchisees, landlords, suppliers and customers of the Franchisor; or the terms and conditions of the Franchisor's contracts with suppliers of these Products;

       (d) Hire or engage, or attempt to hire or engage, directly or indirectly, any individual who is an employee of the Franchisor at the time of such solicitation, or was an employee during the calendar year immediately preceding the Franchisee's termination as a participant in the System as a franchisee of Franchisor, whether such actions are undertaken on behalf of the Franchisee or on behalf of another entity; or

       (e) Otherwise take direct actions to disrupt the operations of the Franchisor or interfere with the Franchisor's performance of its contracts with third parties.

     7.   Enforcement.

       (a) Injunction. The Franchisee understands and agrees that the Franchisor will suffer irreparable harm if Franchisee breaches any of Franchisee's obligations under this Agreement, and that monetary damages shall be inadequate to compensate the Franchisor for any such violation. Accordingly, the Franchisee agrees that in the event Franchisee violates or threatens to violate any of the provisions of this Agreement, the Franchisor, in addition to all other remedies or damages which it may have, shall be entitled to seek an injunction to prevent or to restrain any such violation by the Franchisee or by any or all of the Franchisee's directors, stockholders, officers, partners, employees, agents or any other person directly or indirectly acting for, on behalf of or with the Franchisee. The Franchisee consents to the seeking of the injunction as being a reasonable measure to protect the Franchisor's rights.

       (b) Jurisdiction. The Franchisee agrees that any lawsuit brought by the Franchisor to enforce its rights under this Agreement shall be brought in the appropriate court located in the State of New York, County of Manhattan, and the Franchisee agrees and consents to the jurisdiction of such court to resolve all disputes which arise out of this Agreement or any alleged breach thereof in a state court, regardless of Franchisee's residency at the time such suit is filed. Any lawsuit brought against the Franchisor or its officers, directors or agents arising out of this Agreement, or any alleged breach thereof, must be brought within one (1) year of the event giving rise to the cause of action. The failure to commence such action by or on behalf of the Franchisee within this time period shall serve to bar any rights the Franchisee may have against the Franchisor or its officers, directors and agents.

       (c) Costs. The Franchisee further agrees that if he/she acts in any manner which causes the Franchisor to seek any form of judicial relief or remedy against Franchisee, the Franchisor, in addition to its other remedies, shall be entitled to recover from the Franchisee all costs incurred, including its attorney's fees.

     8. Reasonableness of Restrictions: Severability. The Franchisee has read and considered carefully the provisions of sections 1 through 7 of this Agreement, and agrees that the restrictions are fair and reasonably required for the protection of the interests of the Franchisor, its business and its officers, directors and employees, even though no geographic limitation is included because of the national nature of the franchise business. The Franchisee further agree that the restrictions set forth in this Agreement shall not impair Franchisee's ability to secure employment or acquire an interest in a business in another field of choice, other than the restricted field described in section 6.

     9.   Miscellaneous.

       (a) All agreements and covenants contained herein are severable. If any of them, or any part or parts of them, shall be held invalid by any court of competent jurisdiction for any reason, then the Franchisee agrees that the court shall have the authority to reform and modify that provision in order that the restriction shall be the maximum necessary to protect the Franchisor's legitimate business needs as permitted by applicable law and public policy. In so doing, the Franchisee agrees that the court shall impose the provision with retroactive effect as close as possible to the provision held to be invalid. Further, the Franchisee agrees that a breach or alleged breach by the Franchisor of any obligation owed by the Franchisor shall not affect the validity or enforceability of the provisions of this Agreement.

       (b) This Agreement was entered into and shall be governed by the laws of the state of New York.

       (c) No delay or failure by the Franchisor to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right provided herein, and no waiver of any violation of any terms and provisions of this Agreement shall be construed as a waiver of any succeeding violation of the same or any other provision of this Agreement.

       (d) In the event that any provision of this Agreement, or a portion thereof, shall be held to be invalid or unenforceable, this ruling shall not effect in any manner the validity of the remaining provisions.

       (e) The rights and obligations of the Franchisor under this Agreement shall inure to the benefit of and shall be binding upon the parties hereto, as well as the affiliates of the Franchisor and any future successors and assigns of the Franchisor.

       (f) No modification of this Agreement shall be valid unless it is in writing and signed by both the Franchisee and an authorized representative of the Franchisor. This Agreement contains the entire agreement between the parties and is expressly intended by the Franchisee and the Franchisor to supersede and replace any prior agreements on these issues between the parties.

       (g) The Manager, if any, hereby executes this Agreement to evidence his/her or their consent to be bound by each and every provision.

     IN WITNESS WHEREOF, the Franchisor and the Franchisee attest that each has read and understands the terms of this Agreement, and voluntarily signed this Agreement on this ____ day of __________, 19__.

                              FRANCHISOR:
                              NEW WORLD COFFEE & BAGELS, INC.

                              By:______________________________


                              FRANCHISEE:

                              By:______________________________


                              MANAGER:


                              By:

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

EXHIBIT "H"

             ADDENDUM TO NEW WORLD COFFEE & BAGELS AGREEMENT
                       FOR A SATELLITE UNIT

Type of Units: ______ Satellite ______ Cart ______ Kiosk ______ Branded Case ______ Other:________

Date of Franchise Agreement:
_____________________________________________________________

Franchisee:
____________________________________________________________________________

Addendum to Introduction:  The Producing Unit

Products sold at the New World Coffee & Bagels Unit shall be produced in the New World Coffee & Bagels unit owned by FRANCHISEE (or, if applicable, the partners or shareholders of FRANCHISEE) located at __________________________________________ (the "Producing Unit"), except as
New World Coffee & Bagels, Inc. may otherwise authorize and direct in writing.

FRANCHISEE shall also participate in and make additional payments to the Fund with respect to all advertising, marketing and other New World Coffee & Bagels programs as from time to time are supported or required to be supported by the Producing Unit.

Addendum to Article V:  Initial and Continuing Fees Payable to Franchisor

5.9 The initial franchise fee for the Satellite Unit described herein shall be _______________. Said fee shall be due and payable upon the execution of this Addendum.

Addendum to Article VIII:  Additional Obligations and Duties of Franchisee

8.22 The New World Coffee & Bagels unit is a non-producing New World Coffee & Bagels sales outlet. Accordingly, FRANCHISEE shall not, without prior written consent of New World Coffee & Bagels, manufacture any product at the New World Coffee & Bagels unit, except as authorized or directed by New World Coffee & Bagels, Inc. New World Coffee & Bagels reserves the right, in its sole and absolute discretion, to require FRANCHISEE to manufacture, in whole or in part, and at the New World Coffee & Bagels Unit products now or hereafter designated as approved for sale at the New World Coffee & Bagels Unit. Products not manufactured at the New World Coffee & Bagels Unit shall be manufactured at the Producing Unit and at no other place unless prior written approval is granted by New World Coffee & Bagels, Inc.

8.23 FRANCHISEE shall transport products and supplies from the Producing Unit to this New World Coffee & Bagels Unit on a schedule and in a manner acceptable to New World Coffee & Bagels, Inc. that ensures compliance with federal, state and local regulation as well as New World Coffee & Bagels quality, freshness and other standards and that an adequate supply of product is available for sale.

8.24 FRANCHISEE shall purchase such refrigeration and or cooler equipment that meets New World Coffee & Bagels's specifications. Such equipment shall be required for all Branded Case Units.
Addendum to Article XII: Insurance

FRANCHISEE shall also maintain a policy or policies of product liability, vehicle liability, and non-owned vehicle liability insurance coverages, in the amounts set forth in Paragraph 12.1 A & D of the Franchise Agreement.

Addendum Article XVII.:  Termination

17.1P FRANCHISEE shall be default under this Franchise Agreement if FRANCHISEE (or, if applicable, the partners or shareholders of FRANCHISEE) fails to comply with all the requirements imposed by the Franchise Agreement for the Producing Unit.

Addendum to Article XVII.:  Termination

17.1Q FRANCHISEE shall be in default under this Franchise Agreement if the Franchise Agreement for the Producing Unit is terminated.

Addendum to Article XVII.:  Termination

17.2D A thirty day cure period shall apply if FRANCHISEE (or, if applicable, the partners or shareholders of FRANCHISEE) fails to comply with any of the requirements imposed by the Franchise Agreement for the Producing Unit.

Addendum to Article XVII.:  Termination

17.2E No cure period shall be available if the Franchise Agreement for the Producing Unit is terminated.

Addendum to Article XX:  Transferability of Interest

20.9 If a transfer, alone or together with other previous, simultaneous or proposed transfers, whether related or unrelated, would have the effect of transferring an interest of fifty percent (50%) or more of the franchise of the New World Coffee & Bagels Unit or the entity holding such franchise, to someone other than an original signatory of this Franchise Agreement, the following provisions shall apply: The proposed transferee must satisfy New World Coffee & Bagels then current multi-unit owner guidelines; have ownership interest in a full producing New World Coffee & Bagels unit at the time of transfer (and continuously thereafter during the term of the transferee's Franchise Agreement for the New World Coffee & Bagels unit), which New World Coffee & Bagels, Inc., in its sole and absolute discretion, authorizes as the Producing Unit for the New World Coffee & Bagels Unit.

Addendum to Article XX:  Transferability of Interest

20.10 If a transfer, alone or together with other previous, simultaneous or proposed transfers, whether related or unrelated, would have the effect of transferring an interest of fifty percent (50%) or more of the franchise licensed by the Franchise Agreement for the Producing Unit, or the entity holding such franchise, to someone other than an original signatory of the Franchise Agreement for the Producing Unit, such transferee must also qualify as a transferee of the New World Coffee & Bagels unit and purchase an equivalent interest in the franchise for the New World Coffee & Bagels Unit. FRANCHISEE and the partners or shareholders thereof shall execute an amendment to the Franchise Agreement for the Producing Unit in a form satisfactory to New World Coffee & Bagels, Inc.

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Miscellaneous

In all other respects, except as specifically modified herein, the parties do hereby ratify and affirm the terms of the Franchise Agreement.

The Addendum is attached to and made a part of the Franchise Agreement.

                                              NEW WORLD COFFEE & BAGELS, INC.

                                             By:___________________________

                                                       FRANCHISEE



                                                  ___________________________

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